As filed with the Securities and Exchange Commission on May 20, 2016

Registration No. 333-211073

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRETIUM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Not applicable

 (Translation of Registrant’s name into English (if applicable))

British Columbia	1040	Not applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

1055 Dunsmuir Street, Suite 2300
Vancouver, British Columbia
Canada V7X 1L4
(604) 558-1784

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Bob J. Wooder Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600 Three Bentall Centre Vancouver, British Columbia Canada V7X 1L3 (604) 631-3330	Joseph J. Ovsenek Pretium Resources Inc. 1055 Dunsmuir Street, Suite 2300 Vancouver, British Columbia Canada V7X 1L4 (604) 558-1784	Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Province of British Columbia
(Principal jurisdiction regulating this offering (if applicable))

1

It is proposed that this filing shall become effective (check appropriate box below):

A.	☑	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
2.	☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐
pursuant to Rule 467(b) as soon as practicable after  notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☑

2

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 20, 2016

PRETIUM RESOURCES INC.

US$600,000,000
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Units
Warrants
Share Purchase Contracts

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Pretium Resources Inc. (the “Company”, “Pretium” or “We”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$600,000,000. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the “Common Shares”) are listed for trading on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (“NYSE”) under the trading symbol “PVG”. On May 19, 2016, being the last trading day prior to the date hereof, the closing price of the Common Shares on the TSX and NYSE was C$10.41 and US$7.96, respectively. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada  and the United States to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in British Columbia, Canada, some or all of our officers and directors and some or all of the experts named in this prospectus are Canadian residents, and the underwriters, dealers or agents named in any prospectus supplement may be, residents of a country other than the United States, and all of our assets are located outside of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. Our securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See “Plan of Distribution”. A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities.  You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “Risk Factors”.

Our head office is located at Suite 2300 – 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4, Canada and our registered office is located at Suite 2900 – 550 Burrard Street, Vancouver, British Columbia, V6C 0A3, Canada.

Certain of the Company’s directors and executive officers reside outside of Canada and have appointed an agent for service of process in Canada. See “Agent for Service of Process”.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE TO UNITED STATES INVESTORS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
DOCUMENTS INCORPORATED BY REFERENCE	4
ADDITIONAL INFORMATION	5
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	6
EXCHANGE RATE INFORMATION	6
THE COMPANY	6
RISK FACTORS	32
USE OF PROCEEDS	47
CONSOLIDATED CAPITALIZATION	48
PRIOR SALES	48
TRADING PRICE AND VOLUME	48
EARNINGS COVERAGE	48
DESCRIPTION OF SHARE CAPITAL	48
DESCRIPTION OF DEBT SECURITIES	49
DESCRIPTION OF WARRANTS	57
DESCRIPTION OF UNITS	59
DESCRIPTION OF SUBSCRIPTION RECEIPTS	59
DESCRIPTION OF SHARE PURCHASE CONTRACTS	61
CERTAIN INCOME TAX CONSIDERATIONS	61
PLAN OF DISTRIBUTION	62
AGENT FOR SERVICE OF PROCESS	63
LEGAL MATTERS	63
SCIENTIFIC AND TECHNICAL INFORMATION	63
INTEREST OF EXPERTS	63
AUDITORS, REGISTRAR AND TRANSFER AGENT	64
WHERE YOU CAN FIND MORE INFORMATION	64

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “U.S.$” or “US$” are to U.S. dollars and references to “C$” or “$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information”.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Pretium” or the “Company”, refer to Pretium Resources Inc. together with our subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus, including the documents incorporated by reference and any prospectus supplement, in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.

Technical disclosure regarding our properties included herein and in the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws. Without limiting the foregoing, such technical disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”).  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all mineral reserve and mineral resource estimates contained in the technical disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System.

Canadian standards, including NI 43-101, differ significantly from the requirements of the Securities and Exchange Commission (the “SEC”), and mineral reserve and resource information contained or incorporated by reference in this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made and volumes that are not “reserves” should not be disclosed. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC standards. Accordingly, mineral reserves estimates included herein and in the documents incorporated herein by reference may not qualify as “reserves” under SEC standards. The SEC's disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC.

U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. In addition, the definitions of “proven mineral reserves” and “probable mineral reserves” under reporting standards in Canada differ in certain respects from the standards of the SEC. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with U.S. standards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, contain “forward-looking information” and “forward looking statements” within the meaning of applicable Canadian and United States securities legislation (collectively herein referred to as “forward-looking statements”), including the “safe harbour” provisions of provincial securities legislation and the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). Forward-looking statements may include, but are not limited to, information with respect to:

•	the future price of gold and silver;
•	the development of, and construction of a mine at, the Brucejack Project (as defined below);
•	our planned exploration and development activities;
•	the adequacy of our financial resources;
•	the estimation of mineral resources;
•	realization of mineral resource estimates;
•	the timeline for commercial production at the Brucejack Project;
•	costs and timing of future exploration and development;
•	results of future development, exploration and drilling programs;
•	production and processing estimates;
•	capital and operating cost estimates;
•	statements relating to the economic viability of the Brucejack Project, including mine life, total tonnes mined and processed and mining operations;
•	approvals, consents and permits under applicable legislation;
•	our relationship with community stakeholders;
•	our executive compensation approach and practice;
•	litigation risks; currency fluctuations; and
•	environmental risks.

Wherever possible, words such as “plans”, “expects”, “projects”, “assumes”, “budgeted”, “strategy”, “scheduled”, “estimates”, “forecasts”, “anticipates”, “believes”, “intends” “modeled” and similar expressions or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative forms of any of these terms and similar expressions, have been used to identify forward-looking statements. Statements concerning mineral resource estimates may also be deemed to constitute forward-looking statements to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	uncertainty as to the outcome of legal proceedings including certain class action proceedings in the U.S. and Canada;
•	our ability to repay indebtedness;
•	the effect of indebtedness on cash flow and business operations;
•	our ability to satisfy commitments under stream and offtake agreements and the effect of restrictive covenants in such agreements;
•	our ability to raise enough capital to fully fund the capital costs required to complete construction at the Brucejack Project;

•	assumptions regarding expected operating costs and expenditures, production schedules, economic returns and other projections;
•	our production estimates, including accuracy thereof;
•	the fact that we have no mineral properties in production and no history of production or revenue;
•	the exploration, development and operation of a mine or mine property, including the potential for undisclosed liabilities on our mineral projects;
•	our ability to obtain adequate financing for our planned exploration and development activities and to complete further exploration programs;
•	our ability to achieve commercial production at the Brucejack Project in the timeline we anticipate;
•	the operation and economic viability of the development of the Brucejack Project;
•	dependency on the Brucejack Project for our future operating revenue;
•	the accuracy of our resource and reserve estimates (including, with respect to size, grade and recoverability) and the geological, operational and price assumptions on which they are based;
•	our mineral resource estimates, including accuracy thereof and our ability to upgrade such mineral resource estimates and establish mineral reserve estimates;
•	uncertainties relating to the interpretation of drill results and the geology, grade and continuity of our mineral resources;
•	commodity price fluctuations, including gold price volatility;
•	our history of negative operating cash flow, incurred losses and accumulated deficit;
•	failure of counterparties to perform their contractual obligations;
•	market events and general economic conditions;
•	the inherent risk in the mining industry;
•	the commercial viability of our current and any acquired mineral rights;
•	availability of suitable infrastructure or damage to existing infrastructure;
•	governmental regulations, including environmental regulations;
•	non-compliance with permits that are obtained or delay in obtaining, or failure to obtain, permits required in the future;
•	increased costs and restrictions on operations due to compliance with environmental laws and regulations;
•	compliance with emerging climate change regulation;
•	uncertainties relating to additional claims and legal proceedings;
•	adequate internal control over financial reporting;
•	increased costs of complying with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);
•	potential opposition from non-governmental organizations;
•	uncertainty regarding unsettled First Nations rights and title in British Columbia;
•	uncertainties related to title to our mineral properties and surface rights;
•	land reclamation requirements;
•	our ability to identify and successfully integrate any material properties we acquire;
•	currency fluctuations;
•	competition in the mining industry for properties, qualified personnel and management;
•	our ability to attract and retain qualified management;
•	some of our directors’ and officers’ involvement with other natural resource companies;
•	potential inability to attract development partners or our ability to identify attractive acquisitions;
•	potential liabilities associated with our acquisition of material properties;
•	our ability to comply with foreign corrupt practices regulations and anti-bribery laws;
•	changes to relevant legislation, accounting practices or increasing insurance costs;
•	our anti-takeover provisions could discourage potentially beneficial third party takeover offers;
•	significant growth could place a strain on our management systems;
•	future sales or issuances of our debt or equity securities;
•	the trading price of our Common Shares is subject to volatility due to market conditions;
•	share ownership by our significant shareholders and their ability to influence our governance;
•	certain actions under U.S. federal securities laws may be unenforceable;
•	our broad discretion relating to the use of any proceeds raised hereunder;
•	we do not intend to pay dividends in the near future;
•	our being treated as a passive foreign investment company for U.S. federal income tax purposes;

•	the uncertainty of maintaining a liquid trading market for the Company’s Common Shares;
•	the absence of a market through which the Company’s securities, other than Common Shares, may be sold; and
•	risks related to the debt securities being unsecured.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Forward-looking statements involve statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this prospectus under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated, or deemed to be incorporated, by reference. Our forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made. In connection with the forward-looking statements contained in this prospectus and the documents incorporated, or deemed to be incorporated, by reference, we have made certain assumptions about our business, including about our planned exploration, development and production activities; the accuracy of our mineral resource estimates; capital and operating cost estimates; production and processing estimates; the results, costs and timing of future exploration and drilling; timelines and similar statements relating to the economic viability of the Brucejack Project; timing and receipt of approvals, consents and permits under applicable legislation; and the adequacy of our financial resources. We have also assumed that no significant events will occur outside of our normal course of business. Although we believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this prospectus, forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein.  For the reasons set forth above, prospective investors should not place undue reliance on forward-looking statements.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form prospectus from documents filed with the securities commissions or similar authorities in Canada and with the SEC in the United States.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Pretium Resources Inc. at Suite 2300 – 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4, Canada, telephone: (604) 558-1784 or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, at www.sedar.com.  Documents filed with, or furnished to, the SEC are available through the SEC’s Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

•	our annual information form for the fiscal year ended December 31, 2015, dated as of March 28, 2016 (the “AIF”);

•
our audited annual consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, together with the notes thereto and the auditor’s reports thereon (the “Audited Financial Statements”);

•	our management’s discussion and analysis of our financial condition and results of operations for the years ended December 31, 2015 and 2014;

•	our unaudited condensed consolidated interim financial statements as at and for the three month periods ended March 31, 2016 and 2015;

•	our management’s discussion and analysis of our financial condition and results of operations for the three month period ended March 31, 2016;

•	our management information circular dated April 12, 2016, distributed in connection with our annual general and special meeting of shareholders held on May 12, 2016;

•
our material change report dated April 22, 2016 announcing that the board of directors (the “Board”) had adopted a shareholder rights plan to replace the expired shareholder rights plan, subject to shareholder and TSX approval;

•	our material change report dated April 5, 2016, announcing that Pretium had closed a non-brokered private placement of 3,539,755 Common Shares;

•
our material change report dated March 2, 2016 announcing that Pretium had: i) filed a preliminary prospectus supplement dated February 22, 2016, ii) filed a final prospectus supplement dated February 23, 2016 and entered into an underwriting agreement with a syndicate of underwriters dated February 23, 2016, and (iii) closed the previously announced financing of 28,384,000 Common Shares at a price of US$4.58 per Common Share; and

•	our material change report dated February 17, 2016 providing an updated construction cost and working capital cost estimate for the Brucejack Project of US$696,800,000.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is filed with, or furnished to, the SEC pursuant to the Exchange Act after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

ADDITIONAL INFORMATION

A registration statement on Form F-10 has been filed by the Company with the SEC in respect of the offering of securities. The registration statement, of which this short form prospectus constitutes a part, contains additional information not included in this short form prospectus, certain items of which are contained in the exhibits to such registration statement, pursuant to the rules and regulations of the SEC.

In addition to the Company’s continuous disclosure obligations under the securities laws of the provinces and territories of Canada, the Company is subject to the information requirements of the Exchange Act, and in accordance therewith the Company files with or furnishes to the SEC reports and other information. The reports and other information that the Company files with or furnishes to the SEC are prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies. Copies of any documents that the Company has filed with the SEC may be read at the SEC’s public reference room at Room 1500, 100 F Street N.E., Washington, D.C., 20549. Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee. Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed or furnished with the SEC as part of the registration statement on Form F-10 of which this prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the consent of each  expert listed in the exhibit index of the registration statement; and (v) the form of debt indenture. A copy of the form of warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the noon exchange rates in effect at the end of the period; (ii) the high and low noon exchange rates during such period; and (iii) the average noon exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	Three Months Ended March 31,
	2016	2015	2014
	US$	US$	US$
Closing	0.7710	0.7225	0.8620
High	0.7715	0.8511	0.9422
Low	0.6854	0.7161	0.8589
Average	0.7282	0.7821	0.9054

	Year Ended December 31,
	2015	2014	2013
	US$	US$	US$
Closing	0.7225	0.8620	0.9402
High	0.8511	0.9422	1.0164
Low	0.7161	0.8589	0.9348
Average	0.7821	0.9054	0.9710

On May 19, 2016, the noon exchange rate as quoted by the Bank of Canada was C$1.00 = US$0.7624 (US$1.00 = C$1.3116).

THE COMPANY

Name, Address and Incorporation

The Company was incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on October 22, 2010. Our head office is located at Suite 2300, 1055 Dunsmuir Street, PO Box 49334, Vancouver, British Columbia, V7X 1L4 and our registered office is located at 2900, 550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

Intercorporate Relationships

We have two wholly-owned subsidiaries, Pretium Exploration Inc. (“Pretium Exploration”) and 0890696 B.C. Ltd. (“089”), which hold our interests in the Brucejack Project and the assets related thereto. Both subsidiaries were incorporated under the BCBCA.

Summary Description of the Business

We are an exploration and development company that was formed for the acquisition, exploration and development of precious metal resource properties in the Americas.  Our only material mineral project for the purposes of NI 43-101 is the Brucejack Project, a development stage project located in north-western British Columbia (the “Brucejack Project”).  We also have a 100% interest in the Snowfield Project (the “Snowfield Project”), which borders the Brucejack Project to the north.

The Brucejack Project is our only material project and we intend to focus on advancing the Brucejack Project to production as a high-grade gold underground mine, with engineering and construction in progress.

On June 30, 2014, we filed the Brucejack Technical Report, which is a NI 43-101 feasibility study on the Brucejack Project entitled “Feasibility Study and Technical Report Update on the Brucejack Project, Stewart, BC” with an effective date of June 19, 2014, which was prepared for us by Tetra Tech and co-authored by Snowden Mining Industry Consultants Inc. (“Snowden”), AMC Mining Consultants (Canada) Ltd. (“AMC”), ERM Rescan, BGC Engineering Inc. (“BGC”), Alpine Solutions Avalanche Services (“Alpine Solutions”) and Valard Construction (“Valard”) (the “Brucejack Technical Report”). As set out in the Brucejack Technical Report, the Brucejack Project’s Valley of the Kings (defined below) Proven and Probable Mineral Reserves are 6.9 million ounces of gold (13.6 million tonnes grading 15.7 grams of gold per tonne) and West Zone Proven and Probable Mineral Reserves are 600,000 ounces of gold (2.9 million tonnes grading 6.9 grams of gold per tonne).

The Brucejack Technical Report sets out a base case (US$1,100/ounce gold, US$17/ounce silver and exchange rate of 0.92 C$/US$) estimated pre-tax Net Present Value (5% discount) of US$2.25 billion, with an internal rate of return of 34.7%.  The Brucejack Technical Report contemplates average annual production during the first eight years of 504,000 ounces of gold and during the 18 year Life of Mine (“LOM”) 404,000 ounces of gold, an estimated capital cost, including contingencies, of US$746.9 million and an average processing rate of 2,700 tonnes/day with operating costs of C$163.05 per tonne milled.  See “-Brucejack Project Description and Location”.  In February 2016, we announced the 2016 Cost Update (as defined below) that estimates the total project capital cost, including contingencies and working capital of US$696.8 million.  See “2016 Developments”.

The Snowfield Project represents a longer term gold opportunity for our shareholders.  Although we do not have a development plan as yet for the Snowfield Project, we plan to continue to explore the area and have budgeted for additional environmental studies which will benefit both the Brucejack and Snowfield Projects.

We acquired the Brucejack Project, along with the Snowfield Project and other associated assets (together, the “Project Assets”), pursuant to an acquisition agreement dated October 28, 2010, as amended (the “Acquisition Agreement”), with Silver Standard Resources Inc. (“Silver Standard”), for an aggregate acquisition price of $450 million, consisting of a cash payment of $233,020,000 and the issuance of a total of 36,163,333 Common Shares in the capital of the Company (the “Acquisition”).  We financed the cash portion of the Acquisition with part of the proceeds from our initial public offering, which closed concurrently with the acquisition of the Project Assets in December 2010.

We entered into an investor rights agreement dated December 21, 2010 (the “Investor Rights Agreement”) with Silver Standard that provides that, as long as Silver Standard and its affiliates hold at least 10% of our issued and outstanding Common Shares, Silver Standard was entitled to certain nomination, pre-emptive and registration rights.  As at the date hereof, to the best knowledge of the Company, Silver Standard holds approximately 9.82% of our outstanding Common Shares and as such, the Investor Rights Agreement is of no further force and effect as of March 31, 2016.

Under the terms of the April 22, 2013 subscription agreement between Pretium and Liberty Metals & Mining Holding, LLC (“Liberty”), for so long as Liberty and their affiliates hold at least 4.75% of our issued and outstanding Common Shares, Liberty is entitled to nominate one individual to serve on our Board and Liberty has the right to maintain its and its affiliates proportionate ownership of our Common Shares by participating pro rata in issuances of our Common Shares (subject to certain exceptions). To the best knowledge of the Company, as of the date hereof, Liberty and its affiliates held approximately 4.81% of our issued and outstanding Common Shares.

Under the terms of the December 8, 2014 subscription agreement between Pretium and Xinxing Global Limited  (“XinXing”), a subsidiary of Zijin Mining Group Co., Ltd. (“Zijin”), for so long as Xinxing and their affiliates hold at least 4.75% of our issued and outstanding Common Shares, Xinxing is entitled to nominate one individual to serve on our Board and to maintain its and its affiliates’ proportionate ownership of our Common Shares by participating pro rata in issuances of our Common Shares (subject to certain exceptions). On September 10, 2015 XinXing changed its name to Jin Huang Mining Corporation Limited (“Jin Huang”).  To the best knowledge of the Company, as of the date hereof, Jin Huang and its affiliates held approximately 5.1% of our issued and outstanding Common Shares.

Under the terms of the September 15, 2015 subscription agreements between Pretium and each of Orion CoInvestments II (ED) Limited (“Orion”) and BTO Midas L.P. (“BTO”) relating to the Orion and Blackstone Financing (as defined below), Orion and BTO are entitled to maintain their proportionate ownership of our Common Shares by participating pro rata in issuances of our Common Shares (subject to certain exceptions) until the maturity date of the Credit Agreement (as defined below). To the best knowledge of the Company, as of the date hereof, Orion holds approximately 2.6%, and BTO holds approximately 2.2% of our issued and outstanding Common Shares.

2013, 2014 and 2015 Developments

Exploration

2013 Exploration Activities

In 2013, our exploration activities consisted of the excavation of a 10,000-tonne bulk sample and a 15,000-meter (subsequently increased to a 16,789-meter) underground drill program.  The 2013 Exploration Program was designed to test the full widths of two of the domains of mineralization used to estimate the November 2012 Valley of the Kings Mineral Resource. As a result, the Program targeted the full range of the projected resource block grades which span from zero grams of gold per tonne to in excess of 60 grams of gold per tonne.

The 2013 Exploration Program was successful in confirming the geological model for the Valley of the Kings, validating the robustness of the global high-grade Mineral Resource estimate and facilitating parameter optimization for the updated December 2013 Mineral Resource estimate which was filed in December 2013.  The material excavated and processed from the bulk sample program produced a total of 5,741 ounces of gold as gravity and flotation concentrates.

2014 Exploration Activities

The 2014 exploration program at the Brucejack Project was focused on continuing resource definition in the Valley of the Kings with both surface and underground exploration.

The 2014 surface drill program consisted of infill drilling, exploration drilling at depth and condemnation drilling.  The infill drill program, comprising 5,818 meters in three holes including 14 wedge holes, was successful in confirming the grade and continuity of Indicated and Inferred gold mineralization in an area defined by the 2013 Mineral Resource estimate block model.

The exploration drilling at depth, which consisted of four deep drill holes comprising 3,507 meters, was successful in confirming the continuity of gold mineralization in the Valley of the Kings below the area defined by the 2013 Mineral Resource estimate.  Condemnation drilling for mine site infrastructure consisted of 25 drill holes comprising 2,679 meters.

Underground exploration in the Valley of the Kings continued with mapping and sampling coinciding with the advance of ramping and vent raise excavation.

2015 Exploration Activities

An infill drill program at the Brucejack Project’s Valley of the Kings commenced in 2015 to target stope areas in years 1 through 3 of the current mine plan (1320-meter level to 1200-meter level).

The planned drill program was expanded to include extensions of Domain 20 which are adjacent to areas being mined in the early years of the 2014 Feasibility Study Mine Plan. When completed, roughly 200 vertical meters over a strike length of 250 meters will have been drilled at 7.5 to 10-meter centers.

The primary purpose of the drilling is grade control, with the additional benefit of infill drilling inferred and non-stope indicated resources in the same area. Results from the program continue to confirm the style and grade distribution of the gold mineralization in the area being tested, which includes the intersection of high grade and visible gold.

A grass-roots exploration program also commenced in 2015 which was comprised of prospecting, airborne EM, magnetic and radiometric surveys, and a surface drill program. The 2015 surface exploration drill program consisted of approximately 20,000 meters of drilling, which targeted porphyry/epithermal-style mineralization to the east of the Brucejack Project.

The 2015 regional exploration program was successful in expanding the size of the hydrothermal system that includes the Valley of the Kings and confirming the potential for additional mineralized zones to the east.  With the discovery of the Flow Dome Zone, the program was successful in extending the strike length of the Valley of the Kings gold mineralization 1,000 meters to the east of the current Valley of the Kings Measured and Indicated Mineral Resource. Results from the 2015 program will be used to prioritize targets for follow-up regional exploration programs.

July 29, 2014 - Marketed Offering of Common Shares

The actual use of proceeds as at March 31, 2016 in comparison to the proposed use of proceeds included in the Company's prospectus supplement dated July 22, 2014 (the "2014 Supplement") to the Company's short form base shelf prospectus dated July 16, 2014 is outlined below:

Principal Purpose	Proposed Use of Proceeds(2) (US$ thousand)	Actual Use of Proceeds(2) (US$ thousand)	Difference(2,3) (US$ thousand)
Environmental and engineering activities at the Brucejack Project	$ 30,000	$ 31,500	$ 1,500
Permitting of the Brucejack Project	6,000	10,400	4,400
Exploration activities at the Brucejack Project	5,000	7,200	2,200
General corporate purposes(1)	5,500	4,670	(830)
Total	46,500	53,770	7,270
(1)	Funds included in general corporate purposes may be allocated to corporate expenses, business development, potential future acquisitions, and to other purposes.
(2)
The Company estimated the net proceeds from the offering to be US$46,500, before the over-allotment option, at the time of the 2014 Supplement. A portion of the over-allotment option was exercised and actual gross proceeds were US$56,953. Share issuance costs were US$3,183 for actual net proceeds of US$53,770.

(3)	As at March 31, 2016, the marketed offering of common shares was fully expended.

The differences noted in the table above are not expected to have a material impact on the Company's ability to achieve its business objectives and milestones as set out in the 2014 Supplement.

Environmental Assessment and Review

Major mining projects in British Columbia are subject to environmental assessment and review prior to certification and issuance of permits to authorize construction and operations.  Environmental assessment (“EA”) is a means of addressing the potential for adverse environmental, social, economic, health, and heritage effects or the potential adverse effects on Aboriginal interests or rights prior to project approval.  Depending on the scope of a project, assessment and permitting of major mines in British Columbia will proceed through the BC Environmental Assessment process (the “BC EA”) pursuant to the BC Environmental Assessment Act (the “BCEAA”) and the Canadian Environmental Assessment Act 2012 (the “CEA Act”).

At a provincial level, proposed mining developments that exceed a threshold criterion of 75,000 tons per annum (or 205 tons per day) as specified in the Reviewable Project Regulations are required under the BCEAA to obtain an Environmental Assessment Certificate from the Ministry of Energy Mines and Natural Gas and Ministry of Environment before the issuance of any permits to construct or operate.  At a federal level, proposed gold mine developments (other than placer mines) that exceed a threshold criterion of 600 tons per day as specified under the Regulations Designating Physical Activities are required to complete an Environmental Impact Study pursuant to the CEA Act.

In respect of the BC EA process, in December 2012 we submitted the Project Description for the Brucejack Project to the British Columbia Environmental Assessment Office (“BCEAO”).  In February 2013, the BCEAO issued a Section 10 order in respect of the Environmental Assessment Certificate (“EAC”) requirement for the Brucejack Project and a Section 11 order in July 2013 outlining the scope, procedures and methods for the environmental assessment process.

In September 2013, we held our initial meeting with the Working Group comprised of the representatives from provincial and federal government agencies, First Nations and communities participating in the review process.  Participants from the Working Group also visited the Brucejack Project site.  In late November 2013, we held public meetings in five communities in northwest British Columbia during the first public comment period.

On May 2, 2014, we received a copy of the approved Application Information Requirements from the BCEAO and on June 20, 2014, we filed our EAC application with the BCEAO, which was evaluated for completeness over a 30-day period by BCEAO with the involvement of the Working Group.  On August 13, 2014, our EAC application was accepted for filing by the BCEAO and in September 2014, we held a second round of public meetings in five communities in northern British Columbia during the second public comment period.

As part of the application review process, we provided responses to both the Working Group and public comments.

The BCEAO had a maximum of 180 days from August 13, 2014, the date of our EAC application, to complete its review and prepare an assessment report for a decision by the Minister of Environment and the Minister of Energy and Mines.  The Ministers then had 45 days following the receipt of the assessment report to make a decision.

In respect of the federal EA process, we submitted the Project Description for the Brucejack Project to the Canadian Environmental Assessment Agency (“CEA”) in January, 2013.  In May 2013, CEA issued the EIS Guidelines that outline the federal permitting requirements for the Brucejack Project.  We filed our EIS concurrently with our EAC application in August 2014.

During 2015, the Company received all major regulatory permits from the federal and provincial governments required to begin development work towards commercial production at the Brucejack Project:

•
On March 27, 2015, we were issued an Environmental Assessment Certificate for the Brucejack Project by the British Columbia Minister of the Environment and the Minister of Energy and Mines. The Ministers issued the certificate with certain conditions which would give them the confidence to conclude that the project would be constructed, operated and decommissioned in a way that ensures no significant adverse effects are likely to occur. The conditions were addressed prior to the start of mine construction.

•
On July 30, 2015, we received a positive Environmental Assessment Decision Statement from the Federal Minister of the Environment. The Decision Statement found that the Brucejack Project is not likely to cause significant adverse environmental effects. In reaching the Decision, the Minister considered the Project Recommendation and the Canadian Environmental Assessment Agency (“CEAA”) Environmental Assessment Report. The Report includes CEAA’s conclusions and  recommendations on the potential environmental effects of the project, the proposed mitigation measures, the significance of any remaining adverse environmental effects and the follow-up program.

•
On August 31, 2015, we announced that we had received a Mines Act Permit and Environmental Management Act Permit from the British Columbia Minister of Energy and Mines and Ministry of Environment approving our mine plan and reclamation program allowing commercial production at the Brucejack Project. The Mines Act Permit allows for the construction of a 2,700 tonnes per day doré and flotation plant, development of an underground mine, and associated facilities and other infrastructure. The Environmental Management Act Permit governs effluent discharge during construction and operation.

Engineering and Development of the Brucejack Project

In 2013, we filed a NI 43-101 compliant “Feasibility Study and Technical Report on the Brucejack Project” dated June 11, 2013, prepared by Tetra Tech.  In June, 2014, we filed the Brucejack Technical Report which supersedes the June 11, 2013 technical report.

Basic and detailed engineering activities continued in 2014.  AMEC was awarded the EPCM contract and commenced work on engineering and procurement.  Flow sheets and process design criteria were finalized as well as process and instrumentation diagrams.  Plant and site layout refinements were underway, as well as the procurement of surface facilities and underground infrastructure. Teams in the technical areas required to advance the Project through development were staffed. Contracts including bulk earthworks, transmission line and long lead items were awarded.

Construction at the Brucejack Project commenced on September 5, 2015 with expected commissioning in the third quarter of 2017.

Activities were focused on bulk earth works, including the pads for the permanent camp and mill building, in preparation for facilities construction in the spring of 2016. Additional construction activities at site have included the excavation of diversion ditches and contact water pond and the widening of the haul road to accommodate construction traffic.  Transmission line right-of-way clearing commenced and the contract for the transmission line towers was issued.

Underground development was ongoing in 2015, with an initial focus on underground exploration development.  Upon receipt of final mine development permits, the focus switched to the development of mine infrastructure.

Construction Financing Package with Orion Mine Finance Group and Blackstone Tactical Opportunities

On September 21, 2015, we completed a US$540,000,000 construction financing package (the “Orion and Blackstone Financing”) with the Orion Mine Finance Group and Blackstone Tactical Opportunities (collectively “Orion and Blackstone”).

The Orion and Blackstone Financing was comprised of a credit facility for US$350,000,000 (the “Credit Facility”), a US$150,000,000 prepayment under a callable gold and silver stream agreement (the “Stream Agreement”) and a private placement of Common Shares for US$40,000,000 (the “Private Placement”).

Upon closing, we received US$340,000,000 comprised of: (i) US$150,000,000 as an initial advance under the Credit Facility; (ii) US$150,000,000 as a deposit under the Stream Agreement (the “Deposit”); and (iii) US$40,000,000, being the aggregate subscription price under the Private Placement. The US$540,000,000 of aggregate gross proceeds from the Orion and Blackstone Financing will fund more than 70% of the estimated capital costs to develop an underground mine at the Brucejack Project based on the Brucejack Technical Report and more than 75% of the estimated cost based on the 2016 Cost Update.

The Credit Facility consisted of a credit agreement among the Company, as borrower, Pretium Exploration and 089, as guarantors, Orion and BTO, as lenders and Orion, as administrative agent, dated September 15, 2015 (the “Credit Agreement”) and an offtake agreement among Pretium Exploration, the Company, 089, Orion Co-Investments II (Stream) Limited (“Orion Stream”) and BTO, dated September 15, 2015 (the “Offtake Agreement”).

The Credit Agreement is a senior secured loan facility of US$350,000,000 of which US$150,000,000 was advanced at closing, leaving US$200,000,000 available to be drawn in up to US$50,000,000 tranches (with each tranche subject to a minimum amount of US$5,000,000) beginning six months from the closing date of the Credit Agreement over a period of 18 months with each draw subject to an arrangement fee of 3%. The Credit Agreement has a fixed interest rate of 7.5%. Principal and accrued interest compounded quarterly is due at maturity on December 31, 2018. We have an option to extend maturity to December 31, 2019 on payment of 2.5% of the principal amount outstanding.

The Offtake Agreement applies to sales from the first 7,067,000 ounces of refined gold (less any delivered ounces pursuant to the Stream Agreement). Orion Stream and BTO will pay for refined gold based on a market referenced gold price in U.S. dollars per ounce during a defined pricing period before and after the date of each sale. The offtake obligation applies to 100% of refined gold produced at the Brucejack Project less the percentage of refined gold to be delivered pursuant to the Stream Agreement. Moreover, Pretium Exploration has the option to reduce the offtake obligation by one of the following options:

i.
Effective on December 31, 2018, Pretium Exploration can elect to reduce the offtake obligation to either i) 50% by paying US$11 per ounce multiplied by 0.5, on the remaining undelivered gold ounces, or ii) 25% by paying US$11 per ounce multiplied by 0.75, on the remaining undelivered gold ounces; or

ii.
Effective on December 31, 2019 Pretium Exploration can elect to reduce the offtake obligation to either i) 50% by paying US$13 per ounce multiplied by 0.5, on the remaining undelivered gold ounces, or ii) 25% by paying US$13 per ounce multiplied by 0.75, on the remaining undelivered gold ounces.

Pursuant to the Stream Agreement among Orion Stream and BTO as purchasers, the Company and Pretium Exploration, as seller, Orion Stream, as purchaser’s agent, Orion, as collateral agent, dated September 15, 2015, the Deposit was advanced at closing as prepayment in consideration of a callable stream that applies to 8% of the 7,067,000 ounces of refined gold and 26,297,000 ounces of refined silver produced at the Brucejack Project (the “Refined Precious Metals”). The Refined Precious Metals subject to the Stream Agreement will be reduced by the aggregate ounces of Refined Precious Metals sold and delivered prior to the applicable delivery start date.

Pretium Exploration may elect to repurchase all or a portion of the Refined Precious Metals stream by one of the following options:

i.
On December 31, 2018, Pretium Exploration can elect to repurchase the entire 8% stream by paying US$237,000,000 or can elect to reduce the stream to 3% of Refined Precious Metals by paying US$150,000,000, in which case the stream deliveries would commence January 1, 2019; or

ii.
On December 31, 2019, Pretium Exploration can elect to repurchase the entire 8% stream by paying US$272,000,000 or can elect to reduce the stream to 4% of Refined Precious Metals by paying US$150,000,000, in which case the stream deliveries would commence January 1, 2020.

If Pretium Exploration does not exercise the right to reduce or repurchase the Refined Precious Metals stream by December 31, 2019, US$20,000,000 will be payable to Orion Stream and BTO and an 8% stream will apply to the Refined Precious Metals beginning January 1, 2020, with payment of US$400 per ounce of gold and US$4.00 per ounce of silver. If the market price of gold is greater than US$400 per ounce, the excess will decrease the Deposit until it has been reduced to nil.

Subject to certain exceptions, the Stream Agreement contains restrictions on the transfer of production and transfers of property and assets. The Stream Agreement also contains a general prohibition regarding changes of control of Pretium or any of its subsidiaries. However, the Stream Agreement does not prohibit a transfer or change of control of Pretium or any of its subsidiaries if a change of control or transfer of substantially all assets of Pretium, Pretium Exploration or any other Pretium Entity (as defined in the Stream Agreement, which is available on SEDAR) occurs or is agreed to (a “Triggering Event”) prior to the earlier of (i) January 1, 2020; and (ii) the date the Deposit is reduced to nil, and Pretium Exploration exercises its right at such time to purchase the stream obligation (the “Purchase Right”) in exchange for consideration equal to the greater of (a) 13.6% of consideration received as a result of such Triggering Event which is attributable to the project, and (b) an amount equal to the product of $150,000,000 and (1.15)D/365, where “D” is the number of days from the date of the Agreement to the date of completion of such Triggering Event (the greater of such amounts, the “Triggering Event Amount”). If a Triggering Event occurs and Pretium Exploration has not exercised the Purchase Right, the Purchasers shall have the right at such time to require Pretium Exploration to purchase the Stream Agreement in exchange for consideration equal to the Triggering Event Amount. Once the Deposit is reduced to nil, there will be no consequences of a change of control of Pretium.

Under the Private Placement each of Orion and BTO subscribed for 3,848,004 of our Common Shares at US$5.1975 per Common Share for aggregate proceeds at closing of US$40,000,000. Orion and BTO are also entitled to maintain their proportionate ownership of our Common Shares by participating pro rata in issuances of our Common Shares (subject to certain exceptions) until the maturity date of the Credit Agreement.

Production Decision

Following receipt of all of the major regulatory permits required to begin development work at the Brucejack Project, and the completion of the Construction Financing with Orion and Blackstone, our Board approved a decision to proceed with construction and move toward production at the Brucejack Project.

2016 Developments

Cost Update

On February 17, 2016, we announced the 2016 Cost Update, an updated cost estimate for the Brucejack Project.

Based on the achievement of the 60% engineering milestone, a capital cost estimate was carried out in late 2015 (the “2016 Cost Update”) to update the June 2014 Feasibility Study cost estimate (the “Feasibility Study Estimate”) for the Brucejack Project. The estimated total project capital cost to complete design, construction, installation and commissioning, including contingencies and working capital, is US$696.8 million. Working capital for the three-month period of post-plant commissioning and initial gold production covers the cost of operations, but does not take into account any revenue generated during this period. The working capital estimate also covers the costs for prepayments related to electrical power and permitting, including US$9 million in government fees and bonds.

Updated Capital Costs

The 2016 Cost Update projects underground development to cost US$17.7 million less than estimated in the Feasibility Study Estimate. Underground mining equipment of US$23.4 million has been deferred to sustaining capital due to the use of the third party mining contractor’s equipment.

The mill building design-build contract is US$9.5 million less than estimated in the Feasibility Study Estimate. In addition to construction savings, the lower assumed Canadian dollar exchange rate resulted in a favorable foreign exchange difference of approximately US$145 million.

Owner’s costs, excluding working capital, increased by US$46.7 million, primarily as a result of additional environmental monitoring costs of US$18.6 million, additional winter construction costs of US$14.5 million due to receipt of permits in September and additional camp support costs of US$10.8 million to cover an increase in overall man-hours during construction. The engineering, procurement and construction management contractor increased its costs by US$18.4 million.

A summary of capital costs from the 2016 Cost Update in comparison with the estimate contained in the Brucejack Technical Report is presented in the table below.

Capital Costs Summary Comparison
	2016 Cost Update (US$ million) (1)	Feasibility Study Estimate (US$ million) (2) (3)
Mine underground	101.4	151.7
Mine site(4)	165.3	183.6
Offsite Infrastructure	81.0	85.9
Total Direct Costs	347.7	421.2
Indirect Costs	97.5	106.7
Owner’s Costs	160.3	150.0
Contingency(5)	35.3	69.0
Total Capital Cost	640.8	746.9
Working Capital	56.0	— (6)
Total Construction Cost	696.8	746.9

(1)	US$0.75:C$1
(2)	US$0.92:C$1
(3)	Certain costs were re-classified to conform to updated estimate categories/presentation.
(4)	Includes mine site, mine site process, mine site utilities, mine site facilities, tailings facilities, mine site temporary facilities and surface mobile equipment.
(5)	Contingency has been reduced to US$35,300,000 based on 60% level of engineering and significant commitments now in place.
(6)	Working capital was included in the financial model, but not in capital cost estimate.

Updated Project Economic Metrics

An updated summary of Brucejack economic results taking into account the 2016 Cost Update and the costs of the Orion Blackstone Financing (the “Project Economics Update”) by metal price is shown in the table below.

Summary of Brucejack Economic Results by Metal Price – February 2016 Update(7, 8)
	Low Case	Base Case	High Case
Gold Price (US$/ounce)	$800	$1,100	$1,400
Silver Price (US$/ounce)	$10.00	$14.00	$18.00
Net Cash Flow (US$)	$2.21 billion (pre-tax) $1.53 billion (post-tax)	$4.31 billion (pre-tax) $2.88 billion (post-tax)	$6.42 billion (pre-tax) $4.23 billion (post-tax)
Net Present Value(9) (5.0% discount) (US$)	$1.09 billion (pre-tax) $0.72 billion (post-tax)	$2.36 billion (pre-tax) $1.55 billion (post-tax)	$3.63 billion (pre-tax) $2.36 billion (post-tax)
Internal Rate of Return	20.2% (pre-tax) 16.8% (post-tax)	33.0% (pre-tax) 27.4% (post-tax)	43.8%(pre-tax) 36.3% (post-tax)
Payback(from start of production period)	4.9 years (pre-tax) 5.0 years (post-tax)	3.4 years (pre-tax) 3.5 years (post-tax)	2.7 years (pre-tax) 2.8 years (post-tax)
Exchange Rate (US$:C$)	0.75	0.75	0.75
(7)      Includes impact from financing announced Sept 15, 2015.
(8)      Financing impact assumes repayment of debt facility at maturity, exercise of maximum buyout options for offtake and stream facilities at December 31, 2018.
(9)      NPV is discounted to December 31, 2015.

The estimates contained in the 2016 Cost Estimate and Project Economics Update are forward-looking statements and are subject to the risks and uncertainties outlined under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

Shelf Prospectus Offering

On March 1, 2016, we completed a marketed offering of 26,210,000 of our Common Shares at US$4.58 per share, for gross proceeds of US$120 million (the “Shelf Prospectus Offering”).  The offering was done under a supplement to our short form base shelf prospectus dated July 14, 2014. The underwriters also exercised their over-allotment option and purchased an additional 2,174,000 Common Shares at US$4.58 per share, for additional proceeds of US$9,956,920 for total gross proceeds of US$129,998,720.

The net proceeds of the marketed offering will be used to (i) fund development of the Brucejack Project, (ii) for working capital during start-up and (iii) for general corporate purposes.

As of March 31, 2016 the proceeds from the Shelf Prospectus Offering have not been expended. See “Short form base shelf prospectus financings – Use of proceeds” in our management’s discussion and analysis of our financial condition and results of operations for the three month period ended March 31, 2016.

Pro-Rata Private Placement

Pursuant to the Private Placement, Orion is entitled to maintain its proportionate ownership interest in the Company by participating pro rata in issuances of our Common Shares.  Orion exercised its participation rights and subscribed for 752,906 of our Common Shares at a price of US$4.58 per Common Share in a non-brokered private placement that closed on March 31, 2016.

Pursuant to a subscription agreement between Pretium and Xinxing dated December 8, 2014, Zijin is entitled to maintain its proportionate ownership interest in the Company by participating pro rata in issuances of the Company's Common Shares.  Zijin exercised its participation rights and Jin Huang subscribed for 2,786,849 of our Common Shares at a price of US$4.58 per Common Share in a non-brokered private placement that closed on March 31, 2016.

The proceeds of the Orion and Zijin private placements will be used to fund development of the Brucejack Project, for working capital during start-up and for general corporate purposes.

Under the Orion and Zijin private placements, Orion and Jin Huang subscribed for an aggregate of 3,539,755 Common Shares for aggregate gross proceeds to the Company of approximately US$16,212,078. The total number of Common Shares issued in connection with the Shelf Prospectus Offering and the Orion and Zijin private placements was 31,923,755 Common Shares for aggregate proceeds to Pretium of US$146,210,798.

Brucejack Project Description and Location1

The Brucejack Project (also known as the “Brucejack Property” or the “Property” in the Brucejack Technical Report) consists of four mining leases and six mineral claims totaling 3,054 hectares.  The mining leases require annual payments to remain in good standing and the mineral claims are in good standing until January 31, 2026.

The Brucejack Project is centred at approximately latitude 56°28’20”N by longitude 130°11’31”W, approximately 950 kilometres northwest of Vancouver, 65 kilometres north-northwest of Stewart, and 21 kilometres south-southeast of the Eskay Creek Mine.

We acquired our 100% outright interest in the Brucejack Project in December 2010, pursuant to the Acquisition Agreement with Silver Standard.  The Brucejack Project is subject to a 1.2% net smelter returns royalty in favour of Franco-Nevada Corporation (“Franco-Nevada”) on production in excess of 503,386 ounces of gold and 17,907,080 ounces of silver.

Property Location Map

  1 Certain disclosure set forth in this section has been taken directly from our NI 43-101 feasibility study on the Brucejack Project entitled “Feasibility Study and Technical Report Update on the Brucejack Project, Stewart, BC” with an effective date of June 19, 2014, and therefore speaks as of the date of such report.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

The Brucejack Project is located in the Boundary Range of the Coast Mountain Physiographic Belt along the western margin of the Intermontane Tectonic Belt.  The terrain is generally steep with local reliefs of 1000 metres from valleys occupied by receding glaciers, to ridges at elevations of 1200 metres above sea-level.  Elevations within the Brucejack Project area range from 1366 metres along Brucejack Lake to 1650 metres at the Bridge Zone.  However, within several areas, the relief is relatively low to moderate.

We have completed construction of our approximately 74 kilometre exploration access road that links the Brucejack Camp to Highway 37 via the Knipple Glacier, Bowser Camp and Wildfire Camp.  Personnel, equipment, fuel and camp provisions are driven to a staging area on the Knipple Glacier before being taken over the glacier to the Brucejack Camp.  The area is easily accessible by helicopter from the town of Stewart, or seasonally from the settlement of Bell II.  The flight time from Stewart is approximately 30 minutes and slightly less from Bell II.

Climate

The climate is typical of north-western British Columbia with cool, wet summers, and relatively moderate but wet winters.  Annual temperatures range from +20°C to -20°C.  Precipitation is high with heavy snowfall accumulations ranging from 10 metres to 15 metres at higher elevations and 2 metres to 3 metres along the lower river valleys.  Snow packs cover the higher elevations from October to May.  The optimum field season is from late June to mid-October.

Local Resources and Infrastructure

There are no local resources other than abundant water for any drilling work.

The nearest infrastructure is the town of Stewart, approximately 65 kilometres to the south, which has limited supplies and personnel.  The towns of Terrace and Smithers are also located in the same general region as the Brucejack Project.  Both are directly accessible by daily air service from Vancouver.

The nearest railway is the Canadian National Railway Yellowhead route, which is located approximately 220 kilometres to the southeast.  This line runs east-west and terminates at the deep water port of Prince Rupert on the west coast of British Columbia.  The most northerly ice-free shipping port in North America, in Stewart, is accessible to store and ship concentrates.

A high voltage, 138-kV transmission line currently services Stewart, BC and has sufficient capacity to provide power to the Brucejack Project.  BC Hydro has started engineering work on a system upgrade to provide for the interconnection of the transmission line that will service the Brucejack Project with the 138kv transmission line servicing the town of Stewart.

History and Exploration

The exploration history of the area dates back to the 1880s when placer gold was located at Sulphurets and Mitchell Creeks.  Placer mining was intermittently undertaken throughout the early 1900s and remained the main focus of prospecting until the mid-1930s.

In 1935, prospectors discovered copper-molybdenum mineralization on the Sulphurets property in the vicinity of the Main Copper zone, approximately six kilometres northwest of Brucejack Lake; however, these claims were not staked until 1960.  From 1935 to 1959, the area was relatively inactive with respect to prospecting; however, it was intermittently evaluated by a number of different parties and several small copper and gold-silver occurrences were discovered in the Sulphurets-Mitchell Creek area.  In 1960, Granduc and Alaskan prospectors staked the main claim group covering the known copper and gold-silver occurrences, which collectively became known as the Sulphurets property, starting the era of modern exploration.  Various operators explored the area, and an underground program was completed on the West Zone between 1986 and 1991 by the Newcana Joint Venture among Granduc, Newhawk and Lacana Mining Corporation.

In 1999, Silver Standard acquired Newhawk and with it, Newhawk's 60% interest and control of the Brucejack Project.  In 2001, Silver Standard acquired Black Hawk’s 40% direct interest in the Brucejack Project, resulting in 100% interest in the Brucejack Project.

Silver Standard began initial work on the Brucejack Project in 2009 with drilling, rock-chip and channel sampling and re-sampling of historical drill core.  The 2009 program tested five zones with 37 drillholes totalling 18,000 metres.  A total of 12 drillholes were targeted at what would become the Valley of the Kings Zone (the “Valley of the Kings”).

In 2010, Silver Standard’s drill program was designed to continue definition of the bulk tonnage mineralization as well as to determine the nature and continuity of the high-grade mineralization observed at Valley of the Kings.  Approximately one third of the 2010 drilling targeted the Valley of the Kings and included gold intersections of up to 5,840 g/t gold.  The bulk tonnage drilling achieved its intended goal through the definition of more than 20 Moz at Brucejack (8 Moz in Measured and Indicated and 12.5 Moz gold in Inferred, at a 0.3 g/t AuEq cut-off; Ghaffari et al. 2011).  The relatively dense drilling from the bulk tonnage drilling program, with drill spacings of 100 metres by 100 metres to 50 metres by 50 metres, formed the basis upon which the bulk tonnage resource model was built.  Numerous high-grade intersections were defined as part of this drilling, allowing for the initial delineation of high-grade mineralization trends.  In 2010, Silver Standard proceeded with the sale of the Snowfield and Brucejack projects to us.

Our 2011 diamond drill program was focused specifically on defining high grade resources.  In 2011, 178 drillholes were completed totalling 72,805 metres in drillholes SU-110 to SU-288.  This included 97 drillholes (41,219 metres) that targeted the Valley of the Kings, 16 drillholes (7,471 metres) that targeted the West Zone, and 21 drillholes (7,220 metres) that targeted the surrounding areas. The remaining drilling was focused on expansion of Shore Zone, testing for structurally controlled high grade mineralization in Galena Hill (now part of the Valley of the Kings) and Bridge Zones, as well as testing new target areas.  The West Zone ramp was partially dewatered in late 2011 and early 2012. A geotechnical mapping program and updated survey was completed on the dewatered portion of the mine.

Our 2012 diamond drill program focused on defining the high grade resource for the Valley of the Kings, specifically targeting geological and structural features believed to be associated with high grade gold mineralization.  Diamond drilling also focused on expanding the known extents of the Valley of the Kings Zone, both west of the Brucejack Fault and along trend to the east of the main mineralized zone.  A total of 301 drillholes were completed, totalling 105,500 metres of drilling during the 2012 drilling program.

An underground exploration program commenced in 2012 which was designed to, amongst other things, access the Valley of the Kings deposit underground, excavate a 10,000 tonne underground bulk sample and demonstrate continuity of the high-grade gold mineralization. The initial phase of the underground program involved widening a portion of the historical West Zone underground workings to five metres by five metres so that the historical West Zone portal and underground workings can be used for access to the Valley of the Kings with production sized mining equipment.  In late December 2012, the widening of the historical West Zone underground workings was completed and excavation commenced of the access ramp from the West Zone workings to the Valley of the Kings.

Our 2013 surface diamond drill program focused on further defining the high grade resource for the Valley of the Kings as well as the geological and structural features believed to be associated with gold mineralization.  A total of 24 surface diamond drillholes (5,200 metres) of the 37 surface drillholes (5,770 metres; drillholes SU-590 to SU-626) completed during the 2013 drilling program were focussed on the Valley of the Kings.

In 2013, we also excavated a bulk sample from within the Valley of the Kings to further evaluate the geological interpretation and Mineral Resource estimate. The location of the proposed bulk sample was selected to be representative of the grade and character of the overall mineralization of the Valley of the Kings.

Underground development reached the bulk sample area in May 2013 and underground drilling to support the bulk sample program began in mid-May. A total of 409 drillholes (38,840 metres) were completed with 200 of these drillholes (16,640 metres) testing the bulk sample area.  The remainder (209 drillholes totalling 22,200 metres) were testing targets outside of the bulk sample area.

The design of the bulk sample was limited by provincial legislation to a maximum allowable bulk sample size of 10,000 tonnes. The bulk sample was collected as a series of nominal 100 tonne rounds in underground development. We elected to process the bulk sample both through a sample tower on site and at a custom mill (Contact Mill) in Montana, USA.  The results of assaying of the samples from the sample tower provided, in Snowden’s opinion, an unacceptable degree of variation in the results.

In 2014, exploration focused on resource definition in the Valley of the Kings with both surface and underground exploration.

The 2014 surface drill program consisted of infill drilling, exploration drilling at depth and condemnation drilling.  The infill drill program, comprising 5,818 metres in three holes including 14 wedge holes, was successful in confirming the grade and continuity of Indicated and Inferred gold mineralization in an area defined by the 2013 Mineral Resource estimate block model.

The exploration drilling at depth, which consisted of four deep drill holes comprising 3,507 metres, was successful in confirming the continuity of gold mineralization in the Valley of the Kings below the area defined by the 2013 Mineral Resource estimate.  Condemnation drilling for mine site infrastructure consisted of 25 drill holes comprising 2,679 metres.

Underground exploration in the Valley of the Kings has continued to date with mapping and sampling coinciding with the advance of ramping and vent raise excavation.

Geological Setting

The Brucejack Property is located on the eastern limb of the broad McTagg anticlinorium, the northern closure of the Stewart-Iskut culmination.  As a result, rocks on the Brucejack Property are tilted, as well as folded, and generally display a progressive younging towards the east.  Volcanic arc-related rocks of the Triassic Stuhini Group form the core of the anticlinorium, and are successively replaced outwards by volcanic arc-related rocks of the Lower Jurassic Hazleton Group and clastic basin-fill sedimentary rocks of the Middle to Upper Jurassic Bowser Lake Group.

Geology on the Brucejack Property can generally be characterized as a northerly-trending, broadly arcuate, concave-westward structural-stratigraphic belt of variably altered rocks. This belt is bisected on the western side of the Brucejack Property by a prominent topographic lineament, the Brucejack Fault. This belt is characterised by a broad band of variably but generally intensely quartz-sericite-pyrite altered rocks of up to several hundred metres or more across, and approximately five kilometres in strike extent. The quartz-sericite-pyrite alteration typically contains between two and 20% pyrite, and, depending on the alteration intensity, can preclude protolith recognition. Most of the defined mineral resources on the Brucejack Property are located within the intensely altered zone.

Mineralization

Gold (± silver) mineralization is hosted in predominantly sub-vertical vein, vein stockwork, and subordinate vein breccia systems of variable intensity, throughout the alteration band.  The stockwork systems display both parallel and discordant relationships to stratigraphy.  The stockwork systems are relatively continuous along strike (several tens of metres to several hundreds of metres).

Several mineralization zones have been explored to varying degrees, including (from south to north): Bridge Zone, Valley of the Kings Zone, West Zone, Gossan Hill, Shore Zone, and SG Zone (Ireland et al. 2013).  There are numerous relatively unexplored mineralization showings within the alteration band across the Brucejack Property that are between the main mineralization zones, highlighting the exceptional exploration potential of the Brucejack Property.

High grade gold mineralization in the Valley of the Kings, the current focus of the Project, occurs in a series of west-northwest (and subordinate west-southwest) trending sub-vertical corridors of structurally reoriented vein stockworks and vein breccias.  Stockwork mineralization displays both discordant and concordant relationships to the volcanic pile stratigraphy.  Gold is typically present as gold-rich electrum within deformed quartz-carbonate (±adularia?) vein stockworks, veins, and subordinate vein breccias, with grades ranging up to 41,582 g/t gold and 27,725 g/t silver over 0.5 m.

Recent underground exploration carried out as a part of the bulk sample program confirmed the location of corridors of stockwork-style mineralization and the lithological contacts in this part of the deposit (within the Valley of the Kings).  In addition the work resulted in the recognition of sub-vertical north-northeasterly trending deformed, curviplanar, and sheared quartz-carbonate veins containing abundant visible electrum.  These structures are interpreted as structurally-controlled fluid conduits that were active during development of the porphyry system and associated volcanic pile in the early Jurassic, and which were reactivated during Cretaceous deformation.

The Valley of the Kings deposit is currently defined over 1,200 metres in east-west extent, 600 metres in north-south extent, and 650 metres in depth.  The West Zone appears to form the northern limb of an anticline that links up with the Valley of the Kings in the south, and the southern limb of a syncline that extends further to the north.  This zone, which is currently defined over 590 metres along its northwest strike, 560 metres across strike, and down to 650 metres in depth, is open to the northwest, southeast, and at depth to the northeast.

Mineralized Zones

The current resources as presented in this prospectus are comprised of two different zones on the Brucejack Project, being the Valley of the Kings Zone and the West Zone.

Valley of the Kings Zone

Exploration drilling by Silver Standard (2009, 2010) and the Company (2011 to present), as well as surface mapping, has been successful in outlining a series of corridors of high grade mineralization associated with deformed quartz stockworks and intense quartz-sericite-pyrite alteration in an east-west trending and east-southeast plunging tight syncline developed in almost the full sequence of lower Hazelton Group rocks.

The Valley of the Kings mineralized zone trends approximately west-northwest to east-southeast. Its orientation mirrors that of Electrum Ridge, a pronounced topographic feature near the southern margin of the zone, and drilling to date has extended its strike to over 800 metres. The zone is up to 150 metres wide and was originally thought to be bound to the west by the Brucejack Fault. Recent drilling in the current 2012 drill program, together with the presence of significant intervals of gold mineralization, in the Waterloo Zone, indicates that the Valley of the Kings continues west across the fault, thereby making the zone open to the west, as well as to the east and at depth.

High-grade gold and silver mineralization within the Valley of the Kings occurs as electrum, which is generally hosted in deformed quartz-carbonate and quartz-adularia veins and vein stockworks. While quartz veining and stockworks are common throughout the zone, the majority of gold intersections are confined to corridors within a zone 75 metres to 100 metres wide on the southern limb of the syncline. The orientation of these corridors is subparallel to the fold axis. Gold to silver ratios within the Valley of the Kings are typically 2:1 or higher.  Variations in this ratio, which could be a function of thermal gradients developed at the time of mineralization, are suggested by a visible increase in the proportion of silvery electrum (at the expense of more gold-coloured electrum) with a concomitant increase in the proportion of vein-hosted adularia towards the eastern parts of the zone. Additional precious metals-bearing minerals found in the Valley of the Kings, typically in trace quantities, include silver sulphides, acanthite, pyrargyrite and tetrahedrite, and associated with base metal-bearing sulphides include sphalerite and galena.

Low grade bulk tonnage mineralization, associated with disseminated anhedral pyrite, forms a halo within the altered rocks, surrounding the high grade mineralization corridors.

West Zone

The West Zone gold-silver deposit is hosted by a northwesterly trending band of intensely altered Lower Jurassic latitic to trachyandesitic volcanic and subordinate sedimentary rocks, as much as 400 metres to 500 metres thick, which passes between two more competent bodies of hornblende plagioclase hornblende phyric flows. The stratified rocks dip moderately to steeply to the northeast and are intensely altered, particularly in the immediate area of the precious metals mineralization. The West Zone appears to form the northern limb of an anticline that links up with the Valley of the Kings to the south, and the southern limb of a syncline that extends further to the north.

The West Zone deposit itself comprises at least 10 quartz veins and mineralized quartz stockwork ore shoots, the longest of which has a strike length of approximately 250 metres and a maximum thickness of about around 6 metres. Most mineralized shoots have vertical extents that are greater than their strike lengths. Veins and stockworks in this zone display clear evidence of post-mineral ductile and brittle deformation. The West Zone is open along strike to the southeast, and at depth to the northeast.

In terms of hydrothermal alteration, the West Zone is marked by a central silicified zone that passes outwards to a zone of sericite ± quartz ± carbonate and then an outer zone of chlorite ± sericite ± carbonate. The combined thickness of the alteration zones across the central part of the deposit is between 100 metres and 150 metres.

Gold in the West Zone occurs principally as electrum in quartz veins and is associated with, in decreasing order of abundance, pyrite, sphalerite, chalcopyrite, and galena. Besides being found with gold in electrum, silver occurs in tetrahedrite, pyrargyrite, polybasite and, rarely, stephanite and acanthite. Gangue mineralogy of the veins is dominated by quartz, with accessory adularia, albite, sericite, and minor carbonate and barite. The increased abundance of silver in the West Zone may suggest that this zone was formed down temperature gradient from the Valley of the Kings.

Drilling

The input data for the West Zone Mineral Resource estimate consisted of 756 drillholes (63,208 metres) including 439 underground drillholes (24,688 metres), 269 historical surface drillholes (21,321 metres) and 48 surface drillholes (17,199 metres) completed since 2009.

The input data for the Valley of the Kings Mineral Resource estimate comprised 932 drillholes totalling 218,238 metres. The drilling consisted of:

•	9 historic drillholes (579 metres);
•	490 surface drillholes drilled between 2009 and 2012 (173,619 metres);
•	24 surface drillholes drilled in 2013 (5,200 metres); and
•	409 underground drillholes drilled in 2013 (38,840 metres).

Drillhole paths were surveyed at a nominal 50 metre interval using a Reflex EZ single shot instrument. There was no apparent drilling or recovery factor that would materially impact the accuracy and reliability of the drilling results.

The drill collars were surveyed by McElhanney Surveying from Terrace, BC. McElhanney Surveying used a total station instrument and permanent ground control stations for reference and have completed all the surveying on the project since 2009. All underground drill collars were surveyed by Procon.

Historical drill core sizes for surface drillholes were NQ (47.6 millimetre diameter) and BQ (36.5 millimetre diameter). Core size for drillholes collared from an underground exploration ramp at West Zone was AQ (27 millimetre diameter).

Core sizes for our surface collared drillholes are PQ (85 millimetre diameter), HQ (63.5 millimetre diameter) and NQ (47.6 millimetre diameter). Approximately 50% to 60% of the Company’s core is HQ size.  All drillcore collected from the underground drilling in 2013 was HQ size.

Sampling, Analysis, Data Verification and Security

Split PQ samples weigh approximately 10 kilograms. HQ samples are around 6 kilograms, and NQ are 3 kilograms to 4 kilograms. These weights assume a nominal 1.5 metre sample length. In general, the average sample size submitted to the analytical laboratory, ALS Chemex (“ALS”) was 6.5 kilograms.

Samples at ALS were crushed to 70% passing 2 millimetres, (-10 mesh). Samples were riffle split and 500 g were pulverized to 85% passing 75 μm (-200 mesh). The remaining coarse reject material was returned to us for storage in our Stewart warehouse.

Gold was determined using fire assay on a 30 g aliquot with an atomic absorption finish. In addition, a 33 element package was completed using a four acid digest and ICP-AES analysis, which included the silver. Density determinations were done by ALS using the pycnometer method on pulps from the drilling program.

Snowden analysed the quality assurance and quality control (“QAQC”) for the Brucejack Project.  The Brucejack drillhole and QAQC database is managed by GeoSpark Consulting Inc. (“GeoSpark”), who also manage the routine analysis of the QAQC results for the Company.  GeoSpark supplied Snowden with a QAQC database, in Microsoft Access format, containing the QAQC results for all drilling up to 5 December 2013.

The QAQC protocols included the use of field duplicates, standards and blanks.  The quality control samples were included at a nominal rate of one field duplicate, one standard and one blank for every 20 samples. Check assays, in the form of pulp duplicates, were also completed by a different laboratory and compared with the primary laboratory.

Procedures undertaken by the Company have been under the supervision and security of our staff, as far as drill core sampling prior to dispatch. Laboratory sample reduction and analytical procedures have been conducted by independent accredited companies with acceptable practices.  We ensure quality control is monitored through the insertion of blanks, certified reference materials and duplicates.

Mineral Processing and Metallurgical Testing

Several metallurgical test programs were carried out to investigate the metallurgical performance of the mineralization. The main test work was completed from 2009 to early 2014. The samples tested were generated from various drilling programs, including the samples tested by the bulk sample processing programs. The metallurgical test programs conducted on the Brucejack mineralization included head sample characteristics, gravity concentration, gold/silver bulk flotation, cyanidation, table concentrate melting and the determination of various process related parameters. The early test work focused on developing the flowsheet for gravity concentration, bulk flotation, and flotation concentrate cyanidation. The test work also studied the metallurgical responses of the samples to the gravity concentration flowsheet for gravity concentration followed by whole ore leaching. The later test work concentrated on the gravity-flotation concentration flowsheet.

In general, the Valley of the Kings Zone and West Zone mineralization is moderately hard. The mineral samples tested responded well to the conventional combined gravity and flotation flowsheet. The gold in the mineralization was amenable to centrifugal gravity concentration. On average, 40 to 50% of the gold in the samples were recovered by the gravity concentration. The flotation tests results indicated that bulk flotation can effectively recover the gold remained in the gravity concentration tailings using potassium amyl xanthate as a collector at the natural pH. Two stages of cleaner flotation would significantly upgrade rougher flotation concentrate. The gold in the mineralization showed better metallurgical performance, compared to silver. On average, approximately 96 to 97% of the gold and 91 to 92% of the silver were recovered to the gravity concentrate and bulk flotation concentrate at the grind size of 80% passing approximately 70 to 80 µm. There was a significant variation in metallurgical performances among the samples tested. This may be a result of the nugget gold effect. The industrial runs on the 10,000-t bulk sample for the 2013 bulk sample processing program and the 1,200-t high-grade Cleo mineralization conducted in 2014 showed that the gravity/flotation process flowsheet as designed for the Brucejack mineralization suited the treatment of the bulk sample. The results also showed that the gravity/flotation flowsheet adapted well for the varying mineralization and the wide range feed grades that were experienced during processing of the bulk sample.

Cyanide leach tests were also conducted to investigate the gold and silver extractions from various samples, including head samples, flotation concentrates, flotation tailings and gravity concentrates. In general, most of the sample responded reasonably well to direct cyanidation, excluding a few of samples containing higher contents of graphite (carbon), arsenic, or electrum. Cyanide leach process was not recommended for the feasibility study.

The test results suggest that the gold and silver recovery flowsheet for the mineralization should include gravity concentration, bulk rougher and scavenger flotation, rougher and scavenger concentrate regrinding, followed by cleaner flotation.

Mineral Processing

The process flowsheet developed for the Brucejack Property mineralization is a combination of conventional bulk sulphide flotation and gravity concentration to recover gold and silver. The processing plant will produce a gold-silver bearing flotation concentrate and gold-silver doré that will be produced by melting the gravity concentrate produced from the gravity concentration circuits. Based on the LOM average, the recovery process is estimated to produce approximately 5,600 kg of gold and 1,900 kg of silver as doré per year and 44,000 t of gold-silver bearing flotation concentrate per year from the mill feed, grading 14.1 g/t gold and 57.7 g/t silver. The estimated gold recoveries to the doré and flotation concentrate are 43.3% and 53.4%, respectively, totalling 96.7%. The estimated silver recoveries reporting to the doré and flotation concentrate are 3.5% and 86.5%, respectively, totalling 90.0%. The LOM average gold and silver contents of the flotation concentrate are anticipated to be approximately 157 g/t gold and 1,000 g/t silver. The flotation concentrate will be shipped off site to a smelter for further treatment to recover the gold and silver.

The process plant will consist of:

•	one stage of crushing (located underground);
•	a surge bin with a live capacity of 2,500 t on surface;
•	a semi-autogeneous grinding (SAG) mill and ball mill primary grinding circuit integrated with gravity concentration;
•	rougher flotation and rougher/scavenger flotation followed by rougher flotation concentrate regrinding; and
•	cleaner flotation processes.

A gravity concentration circuit will also be incorporated in the bulk concentrate regrinding circuit. The final flotation concentrate will be dewatered, bagged, and trucked to the transload facility in Terrace, British Columbia. It is expected that the flotation concentrate will be loaded in bulk form into rail cars for shipping to a smelter located in eastern Canada. The gravity concentrate will be refined in the gold room on site to produce gold-silver doré.

A portion of the flotation tailings will be used to make paste for backfilling the excavated stopes in the underground mine, and the balance will be stored in Brucejack Lake. The water from the thickener overflows will be recycled as process make-up water. Treated water from the water treatment plant will be used for mill cooling, gland seal service, reagent preparation, and make-up water.

Simplified Process Flowsheet

BRUCEJACK FEASIBILITY STUDY UPDATE
PROCESS FLOWSHEET

ROM ORE
PRIMARY CRUSHER
UNDERGROUND
SURFACE
MILL FEED SURGE BIN
SAG MILL
CYCLONE
BALL MILL
PRIMARY GRAVITY CONCENTRATION
MILL DISCHARGE PUMPBOX
ROUGHER FLOTATION
ROUGHER SCAVENGER FLOTATION
1st CLEANER FLOTATION
1st CLEANER SCAVENGER FLOTATION
2nd CLEANER FLOTATION
3rd CLEANER FLOTATION
PROCESS WATER
TAILINGS THICKENER
BACKFILL (UNDERGROUND)
SLIME FROM UNDERGROUND
CYCLONE
SECONDARY GRAVITY CONCENTRATION
COARSE SHAKING TABLE
CONCENTRATE THICKENER
PROCESS WATER
TAILINGS MANAGEMENT FACILITY
REGRIND MILL
SLIME FLOTATION
FILTER PRESS
MILL DISCHARGE PUMPBOX
FINE SHAKING TABLE
SMELTING FURNACE
DORE
GOLD/SILVER CONCENTRATE

Mining Method

The underground mine design is largely unchanged from the previous feasibility study, supporting the extraction of 2,700 tons per day of ore via transverse long hole open stoping (“LHOS”) and longitudinal LHOS. Paste backfill and modern trackless mobile equipment will be used. Mine access will be by a main decline from a surface portal close to the concentrator. A second decline will be dedicated to conveying crushed ore directly to the concentrator via two conveyors with a combined length of 800 m. There will be a two-year pre-production development period, with steady-state production being reached by the end of Year 2 of an 18-year LOM. The development and production sequence prioritizes high-grade areas while ramping up overall mine tonnage to the steady state, averaging approximately 980,000 tons per annum through to Year 16.

Geotechnical designs and recommendations are based on the results of site investigations, and geotechnical assessments that include rock mass characterization, structural geology interpretations, excavation and pillar stability analyses, and ground support design.

The groundwater flow system was conceptualized to provide inflow estimates to mine workings. These estimates referenced results of site investigations and hydrogeologic testing and were used to size dewatering equipment and as input to the process water balance.

Underground manpower will consist of technical staff, mining crews, mechanics, electricians, and other support personnel. Pre-production manpower will be supplied by a contractor, except personnel required for maintenance and technical support. Total manpower required for full production is 351, with up to 176 personnel on site at any given time.

The ventilation system is designed to meet British Columbia regulations. Permanent surface fans will be located at the portals of the twin, intake declines. All intake air entering the mine will be heated above freezing point.

Paste fill distribution design is based on a dual pumping system. A positive displacement pump in the paste fill plant will provide paste to all of the West Zone and the lower zones of the Valley of the Kings. The paste plant pump will also feed a booster pump located near the main access point to the Valley of the Kings area located on 1,320 Level.

Ore will be trucked from working areas to an underground crusher and then transferred to surface via two, 1.07 metres wide conveyors. Waste rock will be disposed in the underground mine whenever possible, with the balance trucked to surface for disposal in Brucejack Lake.

The mine will be dewatered using a dirty water system of sumps and pumps. Submersible and centrifugal pumps will be used for development and permanent mine operations. Solids captured in the main collection sump will be pumped to the mill for residual gold recovery. For underground worker safety, both permanent and portable refuge stations are planned. The emergency warning system will include phones, cap lamp warning system, and stench gas.

The total project initial mining capital during the pre-production period, including a 10% contingency, is estimated at $240 million. Sustaining mining capital of $280 million has been estimated for the production period. The total underground operating cost over the LOM is estimated to be $1,512 million, at an average LOM cost of $91.34/t.

Mineral Resource and Mineral Reserve Estimates

The West Zone resource estimate remains unchanged from the Mineral Resource estimate announced April 3, 2012, and filed on SEDAR April 30, 2012 (see Table 2 below).

In December 2013, Snowden completed a Mineral Resource estimate for the Valley of the Kings Zone of the Brucejack Project.

This December 2013 estimate was an update of the previous November 2012 Mineral Resource estimate and included over 40,000 metres of additional drilling, including 24 surface drillholes (5,200 metres) and 409 underground drillholes (38,840 metres) drilled in support of the underground bulk sample.  In addition to the drilling, a 10,000 tonne bulk sample was processed through a mill and detailed test work has been carried out to both validate the previous Mineral Resources and refine the estimation process for the updated Mineral Resource.

The result of the test work is an improved confidence in both the geological model and the grade estimate.

Bulk Sample Test Work

In 2013, we excavated a bulk sample from within the Valley of the Kings to further evaluate the geological interpretation and provide a comparison with the results from the Mineral Resource estimate. The location of the proposed bulk sample was selected to be representative of the grade and character of the typical mineralization in the Valley of the Kings.

The design of the bulk sample was limited by provincial legislation to a maximum allowable bulk sample size of 10,000 t. The bulk sample was collected as a series of nominal 100-t rounds in underground development. Pretium elected to process the bulk sample both through a sample tower on site and at a custom mill (Contact Mill) in Montana, U.S.A. In Snowden’s opinion, the results of assaying of the samples from the sample tower provided an unacceptable degree of variation in the results due to the coarse gold nature of the mineralization and this information was not used further.

Prior to the December 2013 Mineral Resource estimate, the mill results from the underground bulk sample processing were used to investigate the local accuracy of the November 2012 Mineral Resource estimate within the Valley of the Kings, and to determine whether the estimation methodology could be improved for the December 2013 Mineral Resource estimate.

A series of statistical tests were run to determine whether any bias exists between the surface diamond drilling, underground diamond drilling, underground channel samples, and chip samples. No significant difference/bias, based on the statistical analysis, was evident between the different sample types.

However, additional test work in the estimation did display some bias caused by directional drilling in the area of the bulk sample. The underground drilling had been aligned in a north-south orientation which is consistent with the orientation of some high-grade mineralization identified in the bulk sample, resulting in under sampling of this mineralization. Removal of the underground drillholes resulted in an increase in the grade of the local estimate.

While there is no bias evident between the channel samples and the drilling, the location of numerous channel samples in the centre of some of the higher-grade mineralization does result in a local overestimation around the bulk sample crosscuts. Consequently, the decision was made not to use the channel samples for the final mineral resource estimate.

The final metal and tonnes from the mill accounting were compared to those predicted by the November 2012 Mineral Resource estimate for each drive to assess the effectiveness of the resource modelling process. This test work has in part relied on comparisons between the test estimates and results from the bulk sample processing. However, readers of this prospectus and the Brucejack Technical Report should be warned that there is a significant difference in the sample support for the resource estimate (each block in the resource estimate represents 2,700 t whereas the bulk sample packages are around 100 t), and the grade is not homogenous throughout any block. In other words, the grade can vary from a high-grade side of the block to a low-grade side of the block, whereas the block grade represents an average of the whole block. If the bulk sample happens to take a high-grade part of the block, then the comparison will look like the resource estimate under-estimated the grade, and conversely if the bulk sample takes a low-grade part of the block, then the comparison will look like the resource estimate over-estimated the grade in the block. Whilst it is not entirely valid to compare the results of the bulk sample with the resource estimate (given the different sample support) locally, it does provide the best opportunity to fine-tune the estimate to some hard data. The reader should be warned that the results are only used to give some local perspective to the grade estimates.

The results indicated that the November 2012 Mineral Resource underestimated the total metal content in the bulk sample by about 10%. In more detail, the November 2012 Mineral Resource estimated high-grade into lower-grade areas, and low-grade into the high-grade areas, a result of extrapolating the high-grade values around the high-grade core. This extrapolation of high-grade values was based on the nature of the mineralization and the interpreted continuity of the high grades.

Based on the bulk sample comparisons, Snowden concluded that the November 2012 Mineral Resource was a good representation of the contained metal within the Valley of the Kings deposit and satisfactory for mining studies based around bulk underground mining, but that it was not locally accurate at the 10 metre block scale. As a result further test work was undertaken to adjust the estimation method for the December 2013 Mineral Resource, to produce an estimate that is more responsive to the local scale grade variations.

Mineral Resource Estimate

The mineralization in the Valley of the Kings exists as steeply dipping semi-concordant (to stratigraphy) and discordant pod-like zones hosted in stockwork vein systems within the volcanic and volcaniclastic sequence.  High grade mineralization zones appear to be spatially associated, at least in part, with intensely silicified zones resulting from local silica flooding and over-pressure caprock formation.  High grade mineralization occurs both in the main east-west trending vein stockwork system, as well as in the rarer north-south trending part of the system.  Snowden notes that the Company has taken these various observations into consideration in its interpretation of the mineralization domains for the Valley of the Kings.

A threshold grade of 0.3 g/t Au was found to generally identify the limits to the broad zones of mineralization as represented in the drill cores at West Zone and the Valley of the Kings.  In the Valley of the Kings, a 1 g/t Au to 3 g/t Au threshold grade was used together with the Company’s interpretation of the lithological domains, to interpret high grade corridors within the broader mineralized zones, and define a series of mineralized domains for estimation.

All data was composited to the dominant sample length of 1.5 meter prior to analysis and estimation.  Statistical analysis of the gold and silver data was carried out by lithological domain (at the Valley of the Kings) and mineralized domain.  Review of the statistics indicated that the grade distributions for the mineralization within the different lithologies are very similar and as a result these were combined for analysis.  This is in agreement with field observations which indicate that the stockwork mineralization is superimposed on the stratigraphic sequence.  The summary statistics of composite samples from all domains exhibit a strong positive skewness with high coefficient of variation and some extreme grades.

Because of the extreme positive skew in the histograms of the gold and silver grades within the high grade domains, Snowden elected to use a non-linear approach to estimation, employing the use of indicator and truncated distribution kriging. In this approach, the proportion of high grade in a block was modelled, as was the grade of the high grade portion, and the grade of the low grade portion.

The high grade population, which contains a significant number of samples with extreme grades, required indicator kriging methods for grade estimation. The low grade population was estimated using ordinary kriging on the truncated (low grade; <5 g/t Au and <50 g/t Ag) part of the grade distribution.

Density was estimated using simple kriging of specific gravity measurements determined on sample pulps by ALS Chemex.

Grade estimates and models were validated by: undertaking global grade comparisons with the input drillhole composites; visual validation of block model cross sections; grade trend plots; and comparing the results of the model to the bulk sample cross cuts.

The resource classification definitions (Measured, Indicated, Inferred) used for this estimate are those published by the Canadian Institute of Mining, Metallurgy and Petroleum in their document “CIM Definition Standards”.

In order to identify those blocks in the block model that could reasonably be considered as a Mineral Resource, the block model was filtered by a cut-off grade of 5 g/t AuEq. The gold-equivalent calculation used is: AuEq = Au + (Ag/53). These blocks were then used as a guide to develop a set of wireframes defining coherent zones of mineralization which were classified as Measured, Indicated or Inferred and reported (Table 1 and Table 2).

Classification was applied based on geological confidence, data quality and grade variability.  Areas classified as Measured Resources at West Zone are within the well-informed portion where the resource is informed by 5 meter by 5 meter or 5 meter by 10 meter spaced drilling.  Measured Resources within Valley of the Kings are informed by 5 meter by 10 meter to 10 meter by 10 meter underground fan drilling and restricted to the vicinity of the underground bulk sample.

Areas classified as Indicated Resources are informed by drilling on a 20 meter by 20 meter to 20 meter by 40 meter grid within West Zone and Valley of the Kings.  In addition, some blocks at the edge of the areas with 20 meter by 20 meter to 20 meter by 40 meter drilling, were downgraded to Inferred where the high grades appear to have too much influence.  The remainder of the Mineral Resource is classified as Inferred Resources where there is some drilling information (and within around 100 metres of drilling) and the blocks occur within the mineralized interpretation.

Areas where there is no informing data and/or the lower grade material is outside of the mineralized interpretation are not classified as a part of the Mineral Resource.

Mineral Resource Reporting

The Mineral Resources are reported above a cut-off grade of 5 g/t gold equivalent (AuEq) which reflects the potential economics of a high grade underground mining scenario.  The AuEq value for each block is consistent with the November 2012 Mineral Resource.  In that evaluation, the AuEq value was calculated according to the formula (AuEq = Au + Ag/53) based upon prices of US$1,590/oz and US$30/oz for gold and silver respectively.  Recoveries for gold and silver are assumed to be similar.

High grade Mineral Resources for the Valley of the Kings and the West Zone are summarized in Table 1 and Table 2 respectively (below).

Table 1
Valley of the Kings Mineral Resource estimate
based on a cut-off grade of 5 g/t AuEq – December 2013(1)(4)(5)

Category	Tonnes (millions)	Gold (g/t)	Silver (g/t)	Contained(3)
				Gold (Moz)	Silver (Moz)
Measured	2.0	19.3	14.4	1.2	0.9
Indicated	13.4	17.4	14.3	7.5	6.1
M + I	15.3	17.6	14.3	8.7	7.0
Inferred(2)	5.9	25.6	20.6	4.9	3.9

(1)
Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, marketing, or other relevant issues. The Mineral Resources in this Prospectus were estimated using the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), CIM Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by CIM Council.

(2)
The quantity and grade of reported Inferred resources in this estimation are uncertain in nature and there has been insufficient exploration to define these Inferred Resources as an Indicated or Measured Mineral Resource and it is uncertain if further exploration will result in upgrading them to an Indicated or Measured Mineral Resource category.

(3)	Contained metal and tonnes figures in totals may differ due to rounding.

(4)
The Mineral Resource estimate stated in Table 1 and Table 2 is defined using 5 metre by 5 by 5 metre blocks in the well drilled portion of West Zone (5 metre by 10 metre drilling or better) and 10 metre by 10 metre by 10 metre blocks in the remainder of West Zone and in Valley of the Kings.

(5)	The gold equivalent value is defined as AuEq = Au + Ag/53.

Table 2
West Zone Mineral Resource estimate
based on a cut-off grade of 5 g/t AuEq – April 2012 (1)(4)(5)

Category	Tonnes (millions)	Gold (g/t)	Silver (g/t)	Contained(3)
				Gold (Moz)	Silver (Moz)
Measured	2.4	5.85	347	0.5	26.8
Indicated	2.5	5.86	190	0.5	15.1
M+I	4.9	5.85	267	0.9	41.9
Inferred(2)	4.0	6.44	82	0.8	10.6

(1), (2), (3), (4) and (5) - See footnotes to Table 1.

Mineral Reserve Estimates

The mine design and Mineral Reserve estimate have been completed to a level appropriate for feasibility studies.  The Mineral Reserve estimate stated herein is consistent with CIM Standards on Mineral Resources and Mineral Reserves.  As such, the Mineral Reserves are based on Measured and Indicated Resources and do not include any Inferred Resources.

The Mineral Reserves were developed from the resource model “bjbm_1313_v11_cut”, which was provided to AMC by Snowden, on behalf of Pretium, in February 2014.

A net smelter return (NSR) cut-off value of $180/t of ore was used to define the Mineral Reserves (as used in previous studies).  The NSR for each block in the resource model was calculated as the payable revenue for gold and silver, less refining, concentrate treatment, transportation, and insurance costs.  The metal price assumptions are US$1,100/oz gold and US$17/oz silver.  Costs assume a C$ to US$ exchange rate of 0.92.

The NSR contributions for both flotation concentrate and doré were calculated individually, combined, and assigned to each block in the resource model.

Dilution and Recovery Estimates

In the evaluation of Mineral Reserves, modifying factors were applied to the tonnages and grade of all mining shapes (both stoping and development) to account for the dilution and ore losses that are experienced at all mining operations.

Ore dilution includes overbreak into the design hanging wall and design footwall, and also into adjacent backfilled stopes.  Diluting materials are assumed to carry no metal values in the estimation of Mineral Reserve grades.

The largest component of dilution at Brucejack will be paste backfill due to its inherently weaker strength compared to the hanging wall and footwall rock masses for any given dimensions of exposure.

Ore losses (recovery factors) are related to the practicalities of extracting ore under varying conditions, including difficult mining geometry, problematic rock conditions, losses in fill, and blasting issues.

The dilution factors were calculated from standard overbreak assumptions that are based on AMC’s experience and benchmarking of similar longhole open stope operations:

•
Longhole stopes (primary, secondary, tertiary) carry 1.0 metre of dilution from paste or country rock overbreak into the design hanging wall and design footwall, and 0.3 metre of backfill dilution from the floor;

•	Secondary or tertiary stopes carry an additional 1.0 metre of backfill dilution on each wall that exposes a primary stope;
•	Sill pillar stopes are treated as secondary stopes, given the additional backfill dilution that can be expected from the roof;
•	Ore cross-cuts carry 0.5 metre of dilution from rock overbreak into the design hanging wall and design footwall; and
•	Production slashing of secondary stopes carries 0.5 metre of backfill dilution on each wall that exposes a primary stope.

Mineral Reserves

Mineral Reserves tabulated by zone and by reserve category are presented below.

The mining blocks divide the Mineral Reserves into logical parcels consistent with the mining sequence, and form the basis of the LOM development and production schedule.

Brucejack Mineral Reserves* by Zone and by Reserve Category (June 19, 2014)

Zone		Ore Tonnes (Mt)	Grade		Metal
			Au (g/t)	Ag (g/t)	Au (Moz)	Ag (Moz)
Valley of the Kings Zone	Proven	2.1	15.6	12	1.1	0.8
	Probable	11.5	15.7	10	5.8	3.9
	Total	13.6	15.7	11	6.9	4.6
West Zone	Proven	1.4	7.2	383	0.3	17.4
	Probable	1.5	6.5	181	0.3	8.6
	Total	2.9	6.9	279	0.6	26.0
Total Mine	Proven	3.5	12.2	161	1.4	18.2
	Probable	13.0	14.7	30	6.1	12.5
	Total	16.5	14.1	58	7.5	30.7

Note:	*Rounding of some figures may lead to minor discrepancies in totals. Based on an NSR cut-off value of C$180/t, US$1,100/oz gold price, US$17/oz silver price, C$/US$ exchange rate = 0.92.

Brucejack Mineral Reserves* by Mining Block (June 19, 2014)

Mining Block	Ore Tonnes (Mt)	NSR ($/t)	Grade		Contained Metal
			Au (g/t)	Ag (g/t)	Au (Moz)	Ag (Moz)
Valley of the Kings Upper	4.3	578	16.9	12	2.3	1.6
Valley of the Kings Middle	5.7	503	14.9	10	2.7	1.9
Valley of the Kings Lower	3.7	530	15.5	9	1.8	1.1
Valley of the Kings	13.6	534	15.7	11	6.9	4.6
WZ Upper	0.6	304	4.2	407	0.1	8.0
WZ Lower	2.3	350	7.6	245	0.6	18.1
WZ	2.9	340	6.9	279	0.6	26.0
Mining Block Total	16.5	500	14.1	58	7.5	30.7

Note:	*Rounding of some figures may lead to minor discrepancies in totals. Based on an NSR cut-off value of C$180/t, US$1,110/oz gold price, US$17/oz silver price, C$/US$ exchange rate = 0.92.

Project Infrastructure

The Brucejack Project will require the development of a number of infrastructure items. The locations of project facilities and other infrastructure items were selected to take advantage of local topography, accommodate environmental considerations, and ensure efficient and convenient operation of the mine haul fleet.

Project infrastructure will include:

•	a 79 km access road at Highway 37 and travelling westward to Brucejack Lake with the last 12 km of access road to the mine site traversing the main arm of the Knipple Glacier;
•	internal site roads and pad areas;
•	grading and drainage;
•	avalanche hazard assessment;
•	mill building and process plant;
•	mine site operation camp;
•	transmission line and substation;
•	ancillary facilities;
•	water supply and distribution;
•	water treatment plant;
•	waste disposal;
•	tailings delivery system;
•	Brucejack Lake outlet control;
•	communications;
•	power supply and distribution;

•	fuel supply and distribution; and
•	off-site infrastructure including the Bowser Airstrip and Camp and the Knipple Transfer Station facilities.

Avalanche Hazard Assessment

An avalanche hazard assessment has been completed for the Brucejack Project. Mine site facilities and access routes are exposed to approximately 14 avalanche paths or areas, and the preliminary transmission line alignment crosses several avalanche paths. Avalanche magnitude and frequency varies depending on location. Potential consequences of avalanches reaching the Brucejack mine facilities, transmission line, worksites, and roads include damage to infrastructure, worker injury (or fatality), and project delays. Potential consequences of static snow loads on transmission towers include damage to towers and foundations, and potential loss of electrical service to the mine. Without mitigation to the effects of avalanches and static snow loading, there is a high likelihood of some of the above consequences affecting operations on an annual basis.

Avalanche mitigation for the Brucejack Project includes location planning, in order to avoid placement of facilities in avalanche hazard areas. For areas where personnel and infrastructure may be exposed, an avalanche management program will be implemented for mine operations during avalanche season (October through June). The program will utilize an Avalanche Technician team to determine periods of elevated avalanche hazard and provide recommendations for closures of hazard areas. The options for reducing control include explosive control, or waiting for natural settlement. Areas that are expected to have increased frequency of hazard and consequences will be evaluated for the installation of the remote avalanche control system (“RACS”) in order to allow for avalanche explosive control during reduced visibility (darkness and during storms). An allowance has been made in the capital and operating cost estimates for six RACSs.

Transmission Line

For the Brucejack transmission line, we retained Valard to review potential routes and develop an initial design for the transmission line to the Brucejack Project site, based on Valard’s current experience in the area. To this end, Valard reviewed potential routes and determined the preferred route to be an extension from an existing transmission line from a hydro generation facility to the south (near Stewart, British Columbia) to the Brucejack Project site. Based on the terrain and the expected construction conditions, single steel monopole towers are recommended for the design.

Site review indicates that the hazards in the area can be avoided through diligent siting of the tower structures and any structures exposed to hazards are expected to be designed to accommodate impact pressures.  Worker risks are expected to be controlled by way of an active snow avalanche risk program.

Tailings Delivery System

Approximately one half of the tailings produced by mine operations will be stored underground as paste backfill and approximately one half will be placed on the bottom of Brucejack Lake. Tailings will be pumped from the tailings thickener at the process plant by slurry pipeline to the lake in a manner which will minimize suspended solids concentrations at the lake outlet. Fine particulate solids may also be suspended in the lake surface layer if fine waste rock is placed in the lake. Investigations on minimizing or eliminating this source of suspended solids in the lake outflow are underway.

Environmental

We are committed to operating the mine in a sustainable manner and according to our guiding principles. Every reasonable effort will be made to minimize long-term environmental impacts and to ensure that the Brucejack Project provides lasting benefits to local communities while generating substantial economic and social advantages for shareholders, employees, and the broader community. We respect the traditional knowledge of the Aboriginal peoples who have historically occupied or used the Brucejack Project area.

The Brucejack Project area ecosystem is relatively undisturbed by human activities. Our objective is to retain the current ecosystem integrity as much as possible during the construction and operation of the Brucejack Project. Upon closure and reclamation of the Brucejack Project, the intent will be to return the disturbed areas to a level of productivity equal to or better than that which existed prior to project development, and for the end configuration to be consistent with pre-existing ecosystems to the extent possible.

2014 Capital Cost Estimate

The Brucejack Technical Report estimated total initial capital cost for the design, construction, installation, and commissioning of the Brucejack Project as US$746.9 million (the “2014 Capital Cost Estimate”). A summary breakdown of the initial capital cost, including direct costs, indirect costs, owner’s costs, and contingency is provided below.

Summary of 2014 Capital Cost Estimate

Major Area	Area Description	Capital Cost (US$ million)
Direct Costs
11	Mine Site	21.5
21	Mine Underground	179.5
31	Mine Site Process	53.8
32	Mine Site Utilities	30.5
33	Mine Site Facilities	53.5
34	Mine Site Tailings	3.5
35	Mine Site Temporary Facilities	33.4
36	Mine Site (Surface) Mobile Equipment	14.6
84	Off Site Infrastructure	89.1
Subtotal Direct Costs		479.4
91	Indirect Costs	127.5
98	Owner’s Costs	71.0
99	Contingency	69.0
Total Initial Capital Cost		746.9

                 Note:           Numbers may not add due to rounding.

The purpose of the 2014 Capital Cost Estimate was to provide feasibility-level input to the Brucejack Project financial model.  The 2014 Capital Cost Estimate is a Class 3 feasibility cost estimate prepared in accordance with the standards of the Association for the Advancement of Cost Engineering International (the “AACE”). The estimated degree of project definition meets or exceeds 30%. The accuracy of this estimate is deemed to be -15%/+20%. There was no deviation from the AACE’s recommended practices in the preparation of this estimate.

The 2014 Capital Cost Estimate was prepared with a base date of Q2 2014 and did not include any escalation beyond this date. The quotations used for were obtained in Q2 2014, with a validity period of 90 days.

The 2014 Capital Cost Estimate used U.S. dollars as the base currency. Foreign exchange rates were applied as required. Duties and taxes and taxes are not included in the estimate. This estimate is divided into four general sections (direct costs, indirect costs, owners’ costs and contingency) and was developed based largely on first principles from a design, planning, and cost basis.

2016 Capital Cost and Project Economics Update

On February 17, 2016, we announced the 2016 Cost Update and Project Economics Update.  On achieving our 60% engineering milestone, a capital cost estimate was carried out to update the aforementioned cost estimate.  The estimated total project capital cost to complete design, construction, installation and commissioning, including contingencies and working capital, is US$696.8 million.

Working capital for the three-month period of post-plant commissioning and initial gold production covers the cost of operations, but does not take into account any revenue generated during this period. The working capital estimate also covers the costs for prepayments related to electrical power and permitting, including US$9 million in government fees and bonds.

A summary of capital costs from the 2016 Cost Update in comparison with the estimate contained in the Brucejack Technical Report is presented in the table below.

Capital Costs Summary Comparison

	2016 Cost Update (US$ million) (1)	Feasibility Study Estimate (US$ million) (2) (3)
Mine underground	101.4	151.7
Mine site(4)	165.3	183.6
Offsite Infrastructure	81.0	85.9
Total Direct Costs	347.7	421.2
Indirect Costs	97.5	106.7
Owner’s Costs	160.3	150.0
Contingency(5)	35.3	69.0
Total Capital Cost	640.8	746.9
Working Capital	56.0	— (6)
Total Construction Cost	696.8	746.9

(1)	US$0.75:C$1
(2)	US$0.92:C$1
(3)	Certain costs were re-classified to conform to updated estimate categories/presentation.
(4)	Includes mine site, mine site process, mine site utilities, mine site facilities, tailings facilities, mine site temporary facilities and surface mobile equipment.
(5)	Contingency has been reduced to US$35,300,000 based on 60% level of engineering and significant commitments now in place.
(6)	Working capital was included in the financial model, but not in capital cost estimate.

Operating Costs

In the Brucejack Technical Report, the total LOM average operating cost for the Brucejack Project was estimated at $163.05/t ore milled which includes for:

•	mining;
•	process;
•	general and administration (G&A);
•	surface services;
•	backfill, including paste preparation; and
•	water treatment.

The operating costs exclude sustaining capital costs, off-site costs (such as shipping and smelting costs), taxes, or other government imposed costs, unless otherwise noted.

A total of 593 personnel were projected to be required for the Brucejack Project. The unit cost estimates are based on the LOM ore production and a mine life of 18 years. The operating cost for the Brucejack Project has been estimated in Canadian dollars within an accuracy range of ±15%.

Economic Analysis

In the Brucejack Technical Report, Tetra Tech prepared an economic evaluation of the Brucejack Project based on a pre-tax financial model. For the 18-year LOM and 16.55 Mt of mine plan tonnage, the following pre-tax financial parameters were calculated:

•	34.7% internal rate of return (“IRR”);
•	2.7-year payback on the US$746.9 million initial capital; and
•	US$2,251 million net present value (NPV) at a 5% discount rate.

A post-tax economic evaluation of the Brucejack Project was prepared with the inclusion of applicable taxes. The following post-tax financial parameters were calculated:

•	28.5% IRR;
•	2.8-year payback on the US$746.9 million initial capital; and
•	US$1,445 million NPV at a 5% discount rate.

The base case metal prices and exchange rate used for the Brucejack Technical Report are as follows:

•	gold – US$1,100/oz;
•	silver – US$17.00/oz; and
•	exchange rate – 0.92:1.00 (US$:C$).

The 2016 Updated Summary of Brucejack Economic Results by metal price is shown in the table below.

Summary of Brucejack Economic Results by Metal Price – February 2016 Update(7, 8)

	Low Case	Base Case	High Case
Gold Price (US$/ounce)	$800	$1,100	$1,400
Silver Price (US$/ounce)	$10.00	$14.00	$18.00
Net Cash Flow (US$)	$2.21 billion (pre-tax) $1.53 billion (post-tax)	$4.31 billion (pre-tax) $2.88 billion (post-tax)	$6.42 billion (pre-tax) $4.23 billion (post-tax)
Net Present Value(9) (5.0% discount) (US$)	$1.09 billion (pre-tax) $0.72 billion (post-tax)	$2.36 billion (pre-tax) $1.55 billion (post-tax)	$3.63 billion (pre-tax) $2.36 billion (post-tax)
Internal Rate of Return	20.2% (pre-tax) 16.8% (post-tax)	33.0% (pre-tax) 27.4% (post-tax)	43.8%(pre-tax) 36.3% (post-tax)
Payback(from start of production period)	4.9 years (pre-tax) 5.0 years (post-tax)	3.4 years (pre-tax) 3.5 years (post-tax)	2.7 years (pre-tax) 2.8 years (post-tax)
Exchange Rate (US$:C$)	0.75	0.75	0.75

(7)	Includes impact from financing announced Sept 15, 2015.
(8)	Financing impact assumes repayment of debt facility at maturity, exercise of maximum buyout options for offtake and stream facilities at December 31, 2018.
(9)	NPV is discounted to December 31, 2015.

Project Execution Plan

The Brucejack Project will take approximately 33 months to complete from the start of basic engineering, through construction, to introduction of first material into the mill. A further two months is planned for commissioning and production ramp-up. The Brucejack Project execution schedule was developed to a Level 2 detail of all activities required to complete the Brucejack Project.

The Brucejack Project will transition from the study phase to basic engineering during the third quarter of 2014 and will move forward in the following phases:

•
Stage l – early works including mine development, the EAC application, permitting, access road upgrades, preliminary power transmission line right-of-way, basic engineering, and the procurement of long-lead equipment; and

•	Stage ll – full project execution (following permit approval), including detailed engineering, procurement, construction team mobilization, construction, and commissioning.

Stage I is now complete. Stage ll commenced on September 5, 2015 and is expected to be completed in July 2017.  Detailed engineering and procurement are nearing completion. Construction teams have been mobilized to the site and construction is underway. The permanent camp is expected to be completed in July 2016. Mill foundation work is underway with steel erection scheduled to commence in June 2016. Completion of the mill building is scheduled for the fourth quarter of 2016. Underground development is advancing and commissioning is expected to commence in June 2016.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including our AIF, Audited Financial Statements, and related notes.

Risks Related to the Business of the Company

The Company is subject to lawsuits that could divert its resources and result in the payment of significant damages and other remedies.

The Company is engaged as a defendant in several class action lawsuits filed by certain shareholders of the Company. Litigation resulting from these claims could be costly and time-consuming and could divert the attention of management and key personnel from our business operations. We cannot assure that we will succeed in defending any of these claims and those judgments will not be entered against us with respect to the litigation resulting from such claims. If we are unsuccessful in our defense of these claims or unable to settle the claims in manner satisfactory to us, we may be faced with significant monetary damages or injunctive relief against us that could have a material adverse effect on our business and financial condition.

As of the date hereof, we are aware of legal proceedings in Ontario and in New York, as more particularly described in the section entitled “Legal Proceedings” of the AIF and in our management’s discussion & analysis of our financial condition and results of operations for the year ended December 31, 2015.

Our indebtedness may adversely affect our cash flow and our ability to operate our business.

The Company has a substantial amount of indebtedness as a result of its entering into the Credit Agreement. As a result of this indebtedness, we are required to use a portion of our cash flow to service principal and interest on our debt. The Company’s indebtedness could have adverse consequences for the Company, including: limiting our ability to obtain additional financing for working capital, capital expenditures, exploration and development, debt service requirements, acquisitions and general corporate or other purposes; restricting our flexibility and discretion to operate our business; having to dedicate a portion of the Company’s cash flows from future mining operations, if any, to the payment of interest on its indebtedness and not having such cash flows available for other purposes; exposing the Company to increased interest expense on borrowings at variable rates; limiting our ability to adjust to changing market conditions; placing us at a competitive disadvantage compared to competitors that have less debt or greater financial resources; making the Company vulnerable in a downturn in general economic conditions; and preventing our ability to make expenditures that are important to our growth and strategies.

The ability of the Company to meet its debt service requirements will depend on its ability to generate cash from mining activities. There can be no assurance that we will generate cash flow in amounts sufficient to pay outstanding indebtedness or to fund any other liquidity needs. If the cash generated from mining activities is insufficient to meet the obligations to pay interest and principal under the Credit Agreement the lenders may exercise their rights under the security arrangements of the Credit Agreement, which could result in a loss or substantial reduction in the value of the principal assets of the Company.

The future performance of the Company will be affected by a range of economic, competitive, governmental, operating and other business factors, many of which cannot be controlled, such as general economic and financial conditions in the industry or the economy at large. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition or other events could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on the business, financial condition or results of operations, as well as the Company’s ability to service its debt and other obligations. If we are unable to service our indebtedness or fulfil our other obligations under the Credit Agreement, we will be forced to adopt an alternative strategy that may be less attractive to the Company and include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing indebtedness or seeking equity capital. In addition, any failure to make scheduled payments of interest and principal on outstanding indebtedness is likely to result in a reduction of credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

We may be unable to satisfy our commitments under the Stream Agreement and Offtake Agreement and failure to do so may have a material and adverse effect on the Company.

Our ability to make deliveries under the Stream Agreement and Offtake Agreement is dependent on our ability to successfully complete construction and place the Brucejack Project into production, as well as the Company’s financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control.

If the Company’s cash flows and capital resources are insufficient to complete construction and place the Brucejack Project into production, we could face substantial liquidity problems and could be forced to reduce or delay investment and capital expenditures or to dispose of material assets or operations, or seek additional debt or equity capital. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternatives may not allow us to meet our delivery obligations under the Stream Agreement and Offtake Agreement. If the Company does not meet its delivery obligations within the term of the Stream Agreement the uncredited balance of the Deposit paid to the Company under the Stream Agreement shall be due and owing. Failure to otherwise fulfill our commitments under these agreements could result in adverse impacts to Pretium. See “The Company – 2013, 2014, 2015 Developments”.

If metal prices improve over time, the Offtake Agreement and Stream Agreement may reduce the Company’s ability to sell its resources later at higher market prices due to its obligations under these agreements.

The Stream Agreement, Offtake Agreement and Credit Agreement contain restrictive covenants that will limit our ability to operate our business.

The restrictive covenants contained in the Stream Agreement, Offtake Agreement and Credit Agreement could have adverse consequences for the Company, including: limiting our ability to obtain additional financing for working capital, capital expenditures, exploration and development, debt service requirements, acquisitions and general corporate or other purposes; restricting our flexibility and discretion to operate our business; limiting our ability to adjust to changing market conditions; making us vulnerable in a downturn in general economic conditions; and making us unable to make expenditures that are important to our growth and strategies. The restrictive covenants contained in the Stream Agreement, Offtake Agreement and Credit Agreement will limit our operating flexibility and could prevent us from taking advantage of business opportunities. Our failure to comply with these covenants may result in an event of default. If such event of default is not cured or waived, we may suffer adverse effects on our operations, business or financial condition, including being required to return non-offset portions of the Deposit. In such a case, there can be no assurance that the assets of the Company would be sufficient to repay any non-offset portions of the Deposit in full.

Actual capital costs, operating costs and expenditures, production schedules and economic returns may differ significantly from those we have anticipated.

Our expected capital costs, operating costs and expenditures, production schedules, economic returns and other projections for the Brucejack Technical Report which are contained in the Brucejack Technical Report, the 2016 Cost Update and Project Economics Update are based on assumed or estimated future metals prices, cut-off grades, operating costs, capital costs and expenditures and other factors that each may prove to be inaccurate. Therefore, the Brucejack Technical Report, the 2016 Cost Update and Project Economics Update may prove to be unreliable if the assumptions or estimates do not reflect actual facts and events. For example, significant declines in market prices for base and precious metals or extended periods of inflation would have an adverse effect on the economic projections set forth in the Brucejack Technical Report, the 2016 Cost Update and Project Economics Update.

Any material reductions in estimates of mineralization or increases in capital costs and expenditures, or in our ability to maintain a projected budget or renew a particular mining permit, could also have a material adverse effect on projected production schedules and economic returns, as well as on our overall results of operations or financial condition. There is also a risk that rising costs for labour and material could have an adverse impact on forecasted construction costs and that shortages of labour and material could have a negative impact on any mine development schedule. An increase in any of these costs, or a lack of availability of commodities and goods, may have an adverse impact on our financial condition and results of operations.

The Company may be required to seek additional debt or equity capital in order to complete construction at the Brucejack Project and we may not be able to access capital on commercially reasonable terms or at all and, even if successful, we may not be able to raise enough capital to allow us to fully fund the capital costs required to complete construction at the Brucejack Project.

There is uncertainty relating to production estimates.

We have prepared estimates of future production and future production costs for the Brucejack Project. No assurance can be given that production estimates will be achieved. These production estimates are based on, among other things: the accuracy of reserve estimates; the accuracy of assumptions; metallurgical characteristics; and the accuracy of estimated rates and costs of mining and processing. Actual production may vary from estimates for a variety of reasons, including, among other things: actual ore mined varying from estimates of grade, tonnage, dilution, metallurgical and other characteristics; short-term operating factors relating to the ore reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades; risk and hazards associated with mining; natural phenomena, such as inclement weather conditions, underground floods, earthquakes, pit wall failures and cave-ins; and unexpected labour shortages or strikes. Failure to achieve production estimates could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

We have no history of commercial production and no revenue from operations. We cannot provide assurance that we will generate any operating revenues at our mineral properties in the future.

We have not commenced commercial production on any of our mineral resource properties. As such, we are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. There can be no assurance that significant losses will not occur in the near future or that we will be profitable in the future. Our operating expenses and capital expenditures may increase in the future as consultants, personnel and equipment costs associated with advancing exploration, development and commercial production of our properties increase. We expect to continue to incur losses unless and until such time, if ever, we enter into commercial production and generate sufficient revenues to fund our continuing operations. The development of the Brucejack Project will require the commitment of substantial resources. There can be no assurance that we will generate any revenues. If we are unable to generate significant revenues at the Brucejack Project, we will not be able to earn profits or continue operations. We cannot provide investors with any assurance that we will ever develop a mine at the Brucejack Project.

We have no mineral properties in production and the development of our properties will be subject to all of the risks associated with establishing new mining operations.

Development of our mineral properties will require the construction and operation of mines, processing plants and related infrastructure. As a result, we are and will continue to be subject to all of the risks associated with establishing new mining operations, including:

•	the timing and cost, which can be considerable, of the construction of mining and processing facilities;
•	the availability and cost of skilled labour, mining equipment and principal supplies needed for operations;
•	the availability and cost of appropriate smelting and refining arrangements;
•	the need to maintain necessary environmental and other governmental approvals and permits;
•	the availability of funds to finance construction and development activities;
•	potential opposition from non-governmental organizations, First Nations, environmental groups, local groups or other stakeholders which may delay or prevent development activities; and
•	potential increases in construction and operating costs due to changes in the cost of labour, fuel, power, materials and supplies.

The costs, timing and complexities of developing our projects may be greater than anticipated because the majority of such property interests are not located in developed areas, and, as a result, our property interests may not be served by appropriate road access, water and power supply and other support infrastructure. Cost estimates may increase as more detailed engineering work is completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during construction, development and mine start-up. Accordingly, we cannot provide assurance that our activities will result in profitable mining operations at our mineral properties.

We may not have sufficient funds to develop our mineral properties or to complete further exploration programs.

We currently generate no operating revenue, and must primarily finance exploration activity and the development of mineral properties by other means. In the future, our ability to continue exploration, and development and production activities, if any, will depend on our ability to obtain additional external financing. Any unexpected costs, problems or delays could severely impact our ability to continue exploration and development activities.  Our access to financing is always uncertain.

The sources of external financing that we may use for these purposes include project or bank financing, or public or private offerings of equity and debt or any combination thereof such as the Orion and Blackstone Financing. In addition, we may enter into one or more strategic alliances or joint ventures, decide to sell certain property interests, or utilize one or a combination of all of these alternatives. The financing alternative, or alternatives, we choose may not be available on acceptable terms, or at all. If additional financing is not available, we may have to postpone the further exploration or development of, or sell, one or more of our principal properties. Furthermore, even if we raise sufficient additional capital, there can be no assurance that we will achieve profitability or positive cash flow. In addition, any future equity offering will further dilute your equity interest in us and any future debt financing will require us to dedicate a portion of our cash flow to payments on indebtedness and will limit our flexibility in planning for or reacting to changes in our business.

We are dependent on the Brucejack Project for our future operating revenue.

Our only material property for the purposes of NI 43-101 is the Brucejack Project, which has a limited life based on mineral resource estimates.  Mineral resources are not mineral reserves and do not have demonstrated economic viability.  In order to be able to develop a mine and commence production, we will be required to replace and expand our mineral resources and obtain mineral reserves.

In the absence of additional mineral projects, the Company will be solely dependent upon the Brucejack Project for its revenue and profits, if any. In addition, development costs are difficult to predict and may render the development of the Brucejack Project financially unfeasible.  It is uncertain whether the Brucejack Project will ever, or on the timeline we anticipate, achieve commercial production.  Should the development of the Brucejack Project turn out to be not possible or practicable, for political, engineering, technical, economic, legal or other reasons, our business and financial position will be significantly and adversely affected.

Mineral resource and reserve calculations are only estimates.

Any figures presented for mineral resources in this prospectus or the documents incorporated by reference herein, any figures for mineral resources which may be presented in the future or any figures for mineral reserves that may be presented by us in the future are and will only be estimates. There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources. Until mineral reserve estimates or mineral resource estimates are actually mined and processed, the quantity of metal and grades must be considered as estimates only and no assurances can be given that the indicated levels of metals will be produced. In making determinations about whether to advance any of our projects to development, we must rely upon estimated calculations as to the mineral resources and grades of mineralization on our properties.

The estimating of mineral reserves and mineral resources is a subjective process that relies on the judgment of the persons preparing the estimates. The process relies on the quantity and quality of available data and is based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral resource estimates are imprecise and depend, to a certain extent, upon analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate.

Estimated mineral reserves or mineral resources may have to be recalculated based on changes in mineral prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral reserve or resource estimates. The extent to which resources may ultimately be reclassified as proven or probable mineral reserves is dependent upon the demonstration of their profitable recovery. Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital. We cannot provide assurance that mineralization can be mined or processed profitably.

Our mineral resource estimates have been determined and valued based on assumed future metal prices, cut-off grades, operating costs and other assumptions that may prove to be inaccurate.  Extended declines in market prices for gold and silver may render portions of our mineralization uneconomic and result in reduced reported mineral resources, which in turn could have a material adverse effect on our results of operations or financial condition.  We cannot provide assurance that mineral recovery rates achieved in small scale tests will be duplicated in large scale tests under on-site conditions or in production scale. In addition, if our projects produce concentrate for which there is no market, this may have an impact on the economic model for the Brucejack Project. A reduction in any resources that may be estimated by us in the future could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

No assurances can be given that any mineral resource estimates for the Brucejack Project will ultimately be reclassified as proven or probable mineral reserves. The failure to establish proven and probable mineral reserves could restrict our ability to successfully implement our strategies for long-term growth and may impact future cash flows, earnings, results of operation and financial condition.

Uncertainty exists related to mineral resources.

There is a risk that inferred mineral resources referred to in this prospectus or the documents incorporated by reference herein cannot be converted into measured or indicated mineral resources as there may be limited ability to assess geological continuity. In addition, there is no assurance that any mineral resources will, as a result of continued exploration, be determined to have sufficient geological continuity so as to be upgraded to constitute proven and probable mineral reserves.

Changes in the market price of gold and other metals, which in the past have fluctuated widely, may materially and adversely affect our revenues and the value of our mineral properties.

Our profitability and long-term viability will depend, in large part, on the market price of gold and silver. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;
•	the supply of, and demand for, these metals;
•	speculative activities;
•	the availability and costs of metal substitutes;
•	expectations for inflation; and
•	political and economic conditions, including interest rates and currency values.

We cannot predict the effect of these factors on metal prices. A decrease in the market price of gold and other metals could affect our ability to finance the exploration and development of any of our mineral properties. The market price of gold and other metals may not remain at current levels.

Future production, if any, from our mining properties is dependent on mineral prices that are adequate to make these properties economic. A sustained period of declining gold and other metal prices would adversely affect our financial performance, financial position, results of operations and trading value of our Common Shares.

We have a history of negative operating cash flow and a significant accumulated deficit. We may continue to incur losses and to experience negative operating cash flow for the foreseeable future.

We have incurred net losses in each fiscal year since our inception. For the year ended December 31, 2015, we had a net loss of $0.5 million and at December 31, 2015, we had an accumulated deficit of $76.3 million.  We expect to incur losses unless and until such time as our mineral projects generate sufficient revenues to fund continuing operations.  We have incurred construction related expenses in recent periods and we plan to incur further expenses as cash flows allow. The planned increases in construction related expenses may result in larger losses in future periods.

The exploration and development of our mineral properties will require the commitment of substantial financial resources that may not be available. The amount and timing of expenditures will depend on a number of factors, including the progress of ongoing exploration and development, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners and the acquisition of additional property interests, some of which are beyond our control. Our business strategies may not be successful and we may not be profitable in any future period. Our operating results have varied in the past and they may continue to fluctuate in the future. In addition, our operating results may not follow any past trends.

The Company had negative operating cash flow for the financial years ended December 31, 2015 and December 31, 2014.  The Company anticipates that it will continue to have negative cash flow until such time, if at all, that profitable commercial production is achieved.  We cannot provide assurance that we will ever achieve profitability. To the extent that the Company has negative cash flow in future periods, the Company may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to the Company.

If our counterparties to the Credit Agreement, Stream Agreement and Offtake Agreement default on their contractual obligations the Company may be materially and adversely affected.

If a counterparty does not meet its contractual obligations under the Credit Agreement, Stream Agreement or Offtake Agreement, or if they become insolvent, the Company’s future operating results may be materially adversely impacted. A portion of the loan facility made available to the Company under the Credit Agreement may be drawn in tranches over an 18 month period. Pursuant to the Stream Agreement and Offtake Agreement, the Company has agreed to sell refined gold and refined silver to Orion Stream and BTO. See “The Company – 2013, 2014, 2015 Developments – Construction Finance Package with Orion Mine Finance Group and Blackstone Tactical Opportunities”. If Orion, Orion Stream or BTO do not meet their respective obligations under the Credit Agreement, Stream Agreement or Offtake Agreement, this could have a material and adverse impact the operations of the Company and its financial situation.

General market events and conditions may adversely affect our business and industry.

In 2007 and into 2008, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage-backed securities. These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions continued and worsened in 2008 and early 2009, causing a loss of confidence in the U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks and other financial institutions and insurers, and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by the U.S. and other governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. Since such time, there has been no broad and consistent improvement in general economic indicators, including employment levels, announced corporate earnings, economic growth and consumer confidence. Recent economic events have created further uncertainty in global financial and equity markets. If the current crisis persists or worsens, it could lead to increased political uncertainty and financial turmoil. Any or all of these market events and conditions may adversely affect our business and industry.

General economic conditions may adversely affect our growth, profitability and ability to obtain financing.

The unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the gold mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity, foreign exchange and precious metal markets and a lack of market confidence and liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth and profitability. A number of issues related to economic conditions could have a material adverse effect on our financial condition and results of operations, specifically:

•	the global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity;
•	the volatility of gold and other metal prices would impact our revenues, profits, losses and cash flow;
•	continued recessionary pressures could adversely impact demand for our production;
•	volatile energy, commodity and consumables prices and currency exchange rates would impact our production costs; and
•	the devaluation and volatility of global stock markets would impact the valuation of our equity and other securities.

Mining is inherently risky and subject to conditions or events beyond our control.

The development and operation of a mine or mine property is inherently dangerous and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome, including:

•	unusual or unexpected geological formations;
•	metallurgical and other processing problems;
•	metal losses;
•	environmental hazards;

•	power outages;
•	labour disruptions;
•	industrial accidents;
•	periodic interruptions due to inclement or hazardous weather conditions;
•	flooding, explosions, fire, rockbursts, cave-ins and landslides;
•	mechanical equipment and facility performance problems;
•	avalanches; and
•	the availability of materials and equipment.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury or death, including to our employees, environmental damage, delays in mining, increased production costs, asset write downs, monetary losses and possible legal liability. We may not be able to obtain insurance to cover these risks at economically feasible premiums, or at all. Insurance against certain environmental risks, including potential liability for pollution and other hazards as a result of the disposal of waste products occurring from production, is not generally available to companies within the mining industry.  We may suffer a material adverse impact on our business if we incur losses related to any significant events that are not covered by our insurance policies.

We cannot provide assurance that we currently hold or will successfully acquire commercially mineable mineral rights.

Exploration for and development of gold properties involves significant financial risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish mineral reserves by drilling, constructing mining and processing facilities at a site, developing metallurgical processes and extracting gold from ore.  We cannot ensure that our current exploration and development programs will result in profitable commercial mining operations.

The economic feasibility of development projects is based upon many factors, including the accuracy of mineral resource and mineral reserve estimates; metallurgical recoveries; capital and operating costs; government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental management and protection; and gold prices, which are highly volatile. Development projects are also subject to the successful completion of feasibility studies, issuance of necessary governmental permits and availability of adequate financing.

Most exploration projects do not result in the discovery of commercially mineable ore deposits, and no assurance can be given that any anticipated level of recovery of ore reserves, if any, will be realized or that any identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body which can be legally and economically exploited. Estimates of mineral reserves, mineral resources, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, the metallurgy of the mineralization forming the mineral deposit, unusual or unexpected geological formations and work interruptions. If current exploration programs do not result in the discovery of commercial ore, we may need to write-off part or all of our investment in existing exploration stage properties.

Material changes in ore reserves, if any, grades, stripping ratios or recovery rates may affect the economic viability of any project. Our future growth and productivity will depend, in part, on our ability to develop commercially mineable mineral rights at our existing properties or identify and acquire other commercially mineable mineral rights, and on the costs and results of continued exploration and potential development programs. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

•	establish ore reserves through drilling and metallurgical and other testing techniques;
•	determine metal content and metallurgical recovery processes to extract metal from the ore; and
•	construct, renovate or expand mining and processing facilities.

In addition, if we discover ore, it would take several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we currently hold or will successfully acquire commercially mineable (or viable) mineral rights.

Suitable infrastructure may not be available or damage to existing infrastructure may occur.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure.  Reliable roads, bridges, power sources and water supply are important determinants for capital and operating costs.  The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploitation or development of our projects.  If adequate infrastructure is not available in a timely manner, we cannot assure you that the exploitation or development of our projects will be commenced or completed on a timely basis, or at all, or that the resulting operations will achieve the anticipated production volume, or that the construction costs and operating costs associated with the exploitation and/or development of our projects will not be higher than anticipated.  In addition, unusual weather phenomena, sabotage, government, First Nations or other interference in the maintenance or provision of such infrastructure could adversely affect our operations and profitability.  In addition, there are risks associated with the construction of an underground mining project relating to, among other things, supervision of the contractors, cost estimating, delivery and operation of equipment, and disposal of waste rock.

We are subject to significant governmental regulations.

Our exploration and development activities are subject to extensive federal, provincial and local laws, regulations and policies governing various matters, including:

•	environmental protection;
•	the management and use of toxic substances and explosives;
•	management of tailings and other wastes;
•	the management of natural resources and land;
•	the exploration and development of mineral properties;
•	mine construction;
•	mine production and post-closure reclamation;
•	exports;
•	price controls;
•	taxation and mining royalties;
•	labour standards and occupational health and safety, including mine safety; and
•	historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause us to incur additional expense or capital expenditure restrictions or suspensions of our activities and delays in the exploration and development of our properties.

The Canadian Extractive Sector Transparency Measures Act (“ESTMA”), which became effective June 1, 2015, requires public disclosure of payments to governments by mining companies engaged in the commercial development of minerals who are either publicly listed in Canada or with business or assets in Canada. Mandatory annual reporting is required for extractive companies with respect to payments made to foreign and domestic governments at all levels, including entities established by two or more governments, and including Aboriginal groups, although there is a two year moratorium on disclosure of Canadian First Nations. ESTMA requires reporting on the payments of any taxes, royalties, fees, production entitlements, bonuses, dividends, infrastructure improvement payments, and any other prescribed payment over C$100,000. Failure to report, false reporting or structuring payments to avoid reporting may result in fines of up to C$250,000 (which may be concurrent). If we find ourselves subject to an enforcement action or in violation of ESTMA, this may result in significant penalties, fines and/or sanctions imposed on us resulting in a material adverse effect on our reputation.

Our efforts to comply with the Canadian rules and regulations and other new rules and regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  If we fail to comply with such regulations, it could have a negative effect on our business, results of operations, and share price and investors could lose all or part of their investment. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by governments, making compliance more difficult and uncertain.

We require various permits in order to conduct current and anticipated future operations and a failure to renew applicable permits or comply with the terms of any such permits that we have obtained, could adversely affect our business.

Our current and anticipated future operations, including further exploration, development and commencement of production on our mineral properties, require permits from various governmental authorities. Obtaining or renewing governmental permits is a complex and time-consuming process. The duration and success of efforts to obtain, amend or renew permits are contingent upon many variables not within our control.

We have obtained the major permits required to complete construction and commence production at the Brucejack Project, however we cannot provide assurance that all rights and permits that we require for our future operations, including any for construction of mining facilities or conduct of mining, will be obtainable or renewable on reasonable terms, or at all. Unexpected costs or delays with the permitting process, failure to obtain required permits or the expiry, revocation or failure to comply with the terms of any such permits that we have obtained, would adversely affect our business.

Our activities are subject to environmental laws and regulations that may increase our costs and restrict our operations.

All of our exploration, development and production activities are subject to regulation by governmental agencies under various environmental laws. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Environmental legislation is evolving and the general trend has been towards stricter standards and enforcement, increased fines and penalties for noncompliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays on our behalf and may cause material changes or delays in our intended activities. Future changes in these laws or regulations could have a significant adverse impact on some portion of our business, requiring us to re-evaluate those activities at that time.

The Company’s anticipated operations will generate chemical and metals depositions in the form of tailings. Our ability to obtain, maintain and renew permits and approvals and to successfully develop and operate mines may be adversely affected by real or perceived impacts associated with our activities or of other mining companies that affect the environment, human health and safety. Recent regulations under the British Columbia Mines Act increase potential penalties for prosecutions and allow for administrative monetary penalties to be imposed without a court process.

Environmental hazards may exist on our properties that are unknown to us at the present time and have been caused by previous owners or operators or that may have occurred naturally. We may be liable for remediating such damage.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, causing operations to cease or be curtailed. Such enforcement actions may include the imposition of corrective measures requiring capital expenditure, installation of new equipment or remedial action.

Compliance with emerging climate change regulations could result in significant costs and the effects of climate change may present physical risks to our operations.

Governments at all levels may be moving towards enacting legislation to address climate change concerns, such as requirements to reduce emission levels and increase energy efficiency, and political and economic events may significantly affect the scope and timing of climate change measures that are ultimately put in place. Where legislation has already been enacted, such regulations may become more stringent, which may result in increased costs of compliance.  There is no assurance that compliance with such regulations will not have an adverse effect on our results of operations and financial condition.  Furthermore, given the evolving nature of the debate related to climate change and resulting requirements, it is not possible to predict the impact on our results of operations and financial condition.

Extreme weather events (such as increased periods of snow and increased frequency and intensity of storms) have the potential to disrupt our exploration and development plans.  Our emergency plans for managing extreme weather conditions may not be sufficient and extended disruptions could have adverse effects on our results of operations and financial condition.

We may be subject to claims and legal proceedings that could materially adversely impact our financial position, financial performance and results of operations.

Due to the nature of the Company’s business, we may be subject to a variety of regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of the Company’s business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business.

We may fail to maintain adequate internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act.

During our 2015, 2014 and 2013 fiscal years, we documented and tested our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”).  SOX requires an annual assessment by management of the effectiveness of our internal control over financial reporting and, for fiscal years commencing with our fiscal year ended December 31, 2012, an attestation report by our independent auditors addressing the effectiveness of internal control over financial reporting.  We may fail to maintain the adequacy of our internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and we may not be able to conclude, on an ongoing basis, that we have effective internal control over financial reporting in accordance with Section 404 of SOX.  Our failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price or the market value of our securities.  In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.  Future acquisitions of companies, if any, may provide us with challenges in implementing the required processes, procedures and controls in our acquired operations. No evaluation can provide complete assurance that our internal control over financial reporting will detect or uncover all failures of persons within our Company to disclose material information otherwise required to be reported.  The effectiveness of our processes, procedures and controls could also be limited by simple errors or faulty judgments.  In addition, as we continue to expand, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that we continue to monitor our internal control over financial reporting.  Although we intend to expend substantial time and incur substantial costs, as necessary, to ensure ongoing compliance, we cannot be certain that we will be successful in complying with Section 404 of SOX.

We are subject to increased regulatory compliance costs relating to the Dodd-Frank Act.

In July 2010, the Dodd-Frank Act was enacted, representing an overhaul of the framework for regulation of U.S. financial markets.  The Dodd-Frank Act calls for various regulatory agencies, including the SEC and the Commodities Futures Trading Commission, to establish regulations for implementation of many of the provisions of the Dodd-Frank Act.  If we fail to comply with new laws, regulations and standards, regulatory authorities may initiate legal proceedings against us and our business may be harmed.  For example, in December 2011, the SEC approved amendments to require companies in the mining industry to disclose in their periodic reports filed with the SEC substantial additional information about safety issues relating to their mining operations.  This heightened scrutiny could generate negative publicity for the mining industry, increase the cost of compliance with mining regulations or result in the passage of new laws and regulations, any of which could negatively affect our business results.  We may also need to incur additional costs and invest additional resources, including management’s time, in order to comply with new regulations and additional reporting and disclosure obligations.

We face potential opposition from non-governmental organizations.

In recent years, communities and non-governmental organizations (“NGOs”) have become more vocal and active with respect to mining activities at or near their communities.  These communities and NGOs have taken such actions as road closures, work stoppages, and law suits for damages.  These actions relate not only to current activities but often in respect of decades old mining activities by prior owners of mining properties.  Such actions by communities and NGOs may have a material adverse effect on our results of operations or financial condition.

There is uncertainty related to unsettled First Nations rights and title in British Columbia and this may create delays in project approval or interruptions in project progress.

The nature and extent of First Nations rights and title remains the subject of active debate, claims and litigation in British Columbia. First Nations in British Columbia have made claims of aboriginal rights and title to substantial portions of land and water in the province, including areas where the Company’s operations are situated, creating uncertainty as to the status of competing property rights. The Supreme Court of Canada has held that aboriginal groups may have a spectrum of aboriginal rights in lands that have been traditionally used or occupied by their ancestors. Such aboriginal rights and title are not absolute and may be infringed by government in furtherance of a legislative objective, subject to meeting a justification test. The effect of such claims on any particular area of land will not be determinable until the exact nature of historical use, occupancy and rights to such property have been clarified by a decision of the Courts or definition in a treaty. First Nations in the province are seeking settlements including compensation from governments with respect to these claims, and the effect of these claims cannot be estimated at this time. The federal and provincial governments have been seeking to negotiate settlements with aboriginal groups throughout British Columbia in order to resolve many of these claims. Any settlements that may result from these negotiations may involve a combination of cash, resources, grants of conditional rights to undertake traditional pursuits (like hunting, gathering, trapping and fishing) on public lands, and some rights of self-government. The issues surrounding aboriginal title and rights are not likely to be resolved in the near future.

In a landmark decision in 2004, the Supreme Court of Canada determined that there is a duty on government to consult with and, where appropriate, accommodate First Nations where government decisions may impact on claimed, but as yet unproven, aboriginal rights or title. This decision also provided much needed clarification of the duties of consultation and accommodation. This decision was re-enforced in a 2010 decision of the Supreme Court of Canada, in which the Court re-affirmed and re-stated the test for determining when the duty to consult arises. The Court has made clear that third parties are not responsible for consultation or accommodation of aboriginal interests and that this responsibility lies with government. However, government permits, including environmental and mine permits, will not be granted by provincial and federal agencies unless they are satisfied that the duty to consult and accommodate has been fully met. In 2005, the Supreme Court of Canada confirmed that this duty exists with respect to claimed treaty rights.

Additional uncertainty has arisen due to the recent decision of the Supreme Court of Canada in Tsilhqot’in Nation v. British Columbia (2014 SCC 44), which recognized the Tsilhqot’in Nation as holding Aboriginal Title to approximately 1,900 square kilometers of territory in the interior of British Columbia.  This decision represents the first successful claim for Aboriginal Title in Canada and may lead other First Nations in British Columbia to pursue Aboriginal Title in their traditional land-use areas.

A portion of the Brucejack Project lies within traditional First Nation territory and in the Nass Area, as defined in the Nisga’a Final Agreement between the Nisga’a First Nation and the federal and provincial governments, which came into effect on May 11, 2000. However, there may be overlapping claims by other First Nations. Given the unsettled nature of land claims and treaty rights in British Columbia, as well as the rights of the Nisga’a under the Nisga’a Final Agreement, there can be no guarantee that there will not be delays in project approval, unexpected interruptions in project progress, requirements for First Nations consent, cancellation of permits and licences, or additional costs to advance the Company’s projects.

In addition, the Government of Canada has expressed a renewed commitment to implementing the United Nations Declaration of the Rights of Indigenous People which requires governments to obtain the free, prior, and informed consent of indigenous peoples who may be affected by government action, such as the granting of mining concessions or approval of mine permits.

In order to facilitate mine permitting, construction and the commencement of mining activities, the Company may deem it necessary and prudent to try to obtain the cooperation and approval of the local First Nations groups. Any cooperation and approval may be predicated on our committing to take measures to limit the adverse impacts on local First Nations groups and ensuring that some of the economic benefits of the construction and mining activity will be enjoyed by the local First Nations groups. There can be no guarantee that any of our efforts to secure such cooperation or approval would be successful or that the assertion of First Nations rights and title, or claims of insufficient consultation or accommodation, will not create delays in project approval or unexpected interruptions in project progress, requirements for First Nations consent, cancellation of permits and licences, or result in additional costs to advance our projects.

Our properties may be subject to uncertain title.

We cannot provide assurance that title to our properties will not be challenged. We hold mineral claims which constitute our property holdings. We may not have, or may not be able to obtain, all necessary surface rights to develop a mineral property. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained a secure claim to individual mining properties may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests. A successful claim contesting our title to a property could cause us to lose our rights to explore and, if warranted, develop that property or undertake or continue production thereon. This could also result in our not being compensated for our prior expenditures relating to such property.

Land reclamation requirements may be burdensome.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance. Reclamation may include requirements to treat ground and surface water to drinking water standards, control dispersion of potentially deleterious effluent and reasonably re-establish pre-disturbance land forms and vegetation. In order to carry out reclamation obligations imposed on us in connection with exploration, development and production activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Therefore, the amount that we are required to spend may be materially higher than our estimates. Any additional amounts we are required to spend on reclamation and mine closure may have a material adverse effect on our financial performance, financial condition and results of operations.

We may fail to identify attractive acquisition candidates or may fail to successfully integrate acquired material properties.

We may actively pursue the acquisition of exploration, development and production assets consistent with our acquisition and growth strategy. The identification of attractive candidates and integration of acquired properties, assets or entities involve inherent risks, including but not limited to:

•	accurately assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates;
•	ability to achieve identified and anticipated operating and financial synergies;

•	unanticipated costs;
•	diversion of management attention from existing business;
•	potential loss of our key employees or key employees of any business acquired;
•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition; and
•	decline in the value of acquired properties, companies or securities.

Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of properties or companies, and could have a material adverse effect on our financial condition.  We may not be able to successfully overcome these risks and other problems associated with acquisitions, and this may adversely affect our business, financial condition or results of operations.

In connection with any future acquisitions, we may incur indebtedness or issue equity securities, resulting in increased interest expense or dilution of the percentage ownership of existing shareholders. Acquisition costs, additional indebtedness or issuances of securities in connection with such acquisitions, may adversely affect the price of our Common Shares and negatively affect our results of operations.

We may be adversely affected by future fluctuations in foreign exchange rates.

Our potential profitability is exposed to the financial risk related to the fluctuation of foreign exchange rates. The minerals that could be produced from our projects are priced in U.S. dollars but, since our only projects are located in Canada, the majority of our estimated expenditures are in Canadian dollars. A significant change in the currency exchange rates between the Canadian dollar relative to the U.S. dollar will have an effect on the potential profitability of our projects and therefore our ability to continue to finance our operations. To the extent that the actual Canadian dollar to U.S. dollar exchange rate is less than or more than the rate estimated in any future development plans, the profitability of our projects will be affected. Accordingly, our prospects may suffer due to adverse currency fluctuations.

The mining industry is very competitive.

We compete with other exploration and producing companies, many of which are better capitalized, have greater financial resources, operational experience and technical capabilities or are further advanced in their development or are significantly larger and have access to greater mineral reserves, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel. If we require and are unsuccessful in acquiring additional mineral properties or qualified personnel, we will not be able to grow at the rate we desire, or at all.

Our competitors may be able to devote greater resources to the expansion and efficiency of their operations or respond more quickly to new laws and regulations or emerging technologies than we can. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

We may experience difficulty attracting and retaining qualified management to grow our business.

We are dependent on the services of key executives and other highly skilled and experienced personnel to advance our corporate objectives as well as the identification of new opportunities for growth and funding.  Robert A. Quartermain, Joseph J. Ovsenek, Kenneth McNaughton, Tom Yip and Michelle Romero are currently our key executives. It will be necessary for us to recruit additional skilled and experienced management and personnel. Our inability to do so, or the loss of Mr. Quartermain or any of our key executives, or our inability to attract and retain suitable replacements for such executives or the additional highly skilled employees required for our activities, would have a material adverse effect on our business and financial condition.

Some of our directors and officers have conflicts of interest as a result of their involvement with other natural resource companies.

Certain of our directors and officers also serve as directors or officers, or have significant shareholdings in, other companies involved in natural resource exploration and development or mining-related activities. To the extent that such other companies may participate in ventures that we may also participate in, or in ventures that we may seek to participate in, our directors and officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In all cases where our directors and officers have an interest in other companies, such other companies may also compete with us for the acquisition of mineral property investments. Such conflicts of our directors and officers may result in a material and adverse effect on our profitability, results of operation and financial condition. As a result of these conflicts of interest, we may miss the opportunity to participate in certain transactions, which may have a material adverse effect on our financial position.

We may be unable to attract development partners.

The Company may seek to develop some or all of its projects in partnership with one or more third parties in a corporate or contractual joint venture, or otherwise, or to dispose of some part or of its project to another party, retaining a royalty interest therein. The Company may be unable to find such partners or to negotiate satisfactory terms therewith, in which case the Company will be obliged to either postpone development of such project or proceed alone with the costs of further development.

Potential liabilities associated with the Acquisition.

We conducted due diligence with respect to the Brucejack Project and the other Project Assets prior to our acquisition of such assets in December 2010; however, there is no certainty that our due diligence procedures revealed all of the risks and liabilities associated with the Acquisition. Silver Standard provided limited representations in the Acquisition Agreement with respect to the Brucejack Project and other Project Assets and those representations were limited by the knowledge of the persons giving such representations. The survival period of those representations has since expired.  Also, under the Acquisition Agreement the Company agreed to assume all environmental liabilities with respect to the Brucejack Project and other Project Assets. There may be material environmental or other material liabilities that we are not aware of and, accordingly, the potential monetary cost of such liabilities is also unknown.

Failure to comply with the U.S. Foreign Corrupt Practices Act (“FCPA”), as well as the anti-bribery laws of the nations in which we conduct business (such as the Corruption of Foreign Public Officials Act of Canada (“CFPOA”)), could subject us to penalties and other adverse consequences.

Our business is subject to the FCPA which generally prohibits companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The FCPA also requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. In addition, we are subject to other anti-bribery laws of the nations in which we conduct business that apply similar prohibitions as the FCPA (such as the CFPOA and the OECD Anti-Bribery Convention). Our employees or other agents may, without our knowledge and despite our efforts, engage in prohibited conduct under our policies and procedures and the FCPA or other anti-bribery laws that we may be subject to for which we may be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Legislative actions, potential new accounting pronouncements, and higher insurance costs are likely to impact our future financial position or results of operations.

Future changes in financial accounting standards may cause adverse, unexpected revenue fluctuations and affect our financial position or results of operations. New pronouncements and varying interpretations of pronouncements have occurred with greater frequency and are expected to occur in the future. Compliance with changing regulations of corporate governance and public disclosure may result in additional expenses. All of these uncertainties are leading generally toward increasing insurance costs, which may adversely affect our business, results of operations and our ability to purchase any such insurance, at acceptable rates or at all, in the future.

Anti-takeover provisions could discourage a third party from making a takeover offer that could be beneficial to our shareholders.

Some of the provisions in our articles could delay or prevent a third party from acquiring us or replacing members of our Board, even if the acquisition or the replacements would be beneficial to our shareholders. Such provisions include the following:

•	shareholders cannot amend our articles unless at least two-thirds of the shares entitled to vote approve the amendment; and
•	our Board can, without shareholder approval, issue preferred shares having any terms, conditions, rights and preferences that the Board determines.

These provisions could also reduce the price that certain investors might be willing to pay for our securities and result in the market price for our securities, including the market price for our Common Shares, being lower than it would be without these provisions.

A period of significant growth can place a strain on management systems.

If we experience a period of significant growth in the number of our personnel this could place a strain upon our management systems and resources. Our future will depend in part on the ability of our officers and other key employees to implement and improve our financial and management controls, reporting systems and procedures on a timely basis and to expand, train and manage our employee workforce. There can be no assurance that we will be able to effectively manage such growth. Our failure to do so could have a material adverse effect upon our business, prospects, results of operation and financial condition.

Significant shareholders of the Company could influence our business operations and sales of our Common Shares by such significant shareholders could influence our common share price.

To the best knowledge of the Company, as of the date of hereof, Silver Standard holds approximately 9.82% of our outstanding Common Shares.  Silver Standard may have significant influence over the passage of any resolution of our shareholders (such as would be required, to amend our constating documents or take certain other corporate actions).

Pursuant to a subscription agreement between Liberty and the Company dated April 22, 2013, for so long as Liberty and their affiliates hold at least 4.75% of our issued and outstanding Common Shares, Liberty is entitled to nominate one individual to serve on our Board and Liberty has the right to maintain its and its affiliates proportionate ownership of our Common Shares by participating pro rata in issuances of our Common Shares (subject to certain exceptions). To the best knowledge of the Company, as of the date of hereof, Liberty and its affiliates held approximately 4.81% of our issued and outstanding Common Shares.

Pursuant to a subscription agreement between XinXing and the Company dated December 8, 2014, for so long as XinXing and their affiliates hold at least 4.75% of our issued and outstanding Common Shares, XinXing is entitled to nominate one individual to serve on our Board and XinXing has the right to maintain its and its affiliates proportionate ownership of our Common Shares by participating pro rata in issuances of our Common Shares (subject to certain exceptions). On September 10, 2015 XinXing changed its name to Jin Huang. To the best knowledge of the Company, as of the date hereof, Jin Huang and its affiliates held approximately 5.1% of our issued and outstanding Common Shares.

Under the terms of the September 15, 2015 subscription agreements between the Company and each of Orion and BTO relating to the Orion and Blackstone Financing, Orion and BTO are entitled to maintain their proportionate ownership of our Common Shares by participating pro rata in the issuances of our Common Shares (subject to certain exceptions) until the maturity date of the Credit Agreement.  To the best knowledge of the Company, as of the date hereof, Orion holds approximately 2.6%, and BTO holds approximately 2.2% of our issued and outstanding Common Shares.

Together, these shareholders own approximately 24.23% of our Common Shares.  As a result, the shareholders may have significant influence over the passage of any resolution of our shareholders.

Risks Related to our Securities

Future sales or issuances of debt or equity securities could decrease the value of any existing Common Shares, dilute investors’ voting power, reduce our earnings per share and make future sales of our equity securities more difficult.

We may sell or issue additional debt or equity securities in offerings to finance our operations, exploration, development, acquisitions or other projects. Our significant shareholders, including Silver Standard, Liberty and Jin Huang may also sell the Common Shares they hold in the future.

We cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.

Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in the Company’s earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Our Common Share price has experienced volatility and may be subject to fluctuation in the future based on market conditions.

The market prices for the securities of mining companies, including our own, have historically been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of any particular company.  In addition, because of the nature of our business, certain factors such as our announcements and the public’s reaction, our operating performance and the performance of competitors and other similar companies, fluctuations in the market prices of our resources, government regulations, changes in earnings estimates or recommendations by research analysts who track our securities or securities of other companies in the resource sector, general market conditions, announcements relating to litigation, the arrival or departure of key personnel and the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements” can have an adverse impact on the market price of our Common Shares.

Any negative change in the public’s perception of our prospects could cause the price of our securities, including the price of our Common Shares, to decrease dramatically. Furthermore, any negative change in the public’s perception of the prospects of mining companies in general could depress the price of our securities, including the price of our Common Shares, regardless of our results. Following declines in the market price of a company’s securities, securities class-action litigation is often instituted. Litigation of this type, if instituted, could result in substantial costs and a diversion of our management’s attention and resources.

Future issuances of equity securities by us or sales by our existing shareholders may cause the price of our securities to fall.

The market price of our equity securities could decline as a result of issuances of securities by us or sales by our existing shareholders in the market, or the perception that these sales could occur.  Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.  With an additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in earnings per share.

You may be unable to enforce actions against us, certain of our directors and officers or the experts named in this prospectus under U.S. federal securities laws.

We are incorporated under the laws of the Province of British Columbia.  Most of our directors and officers, as well as the experts named in this prospectus, reside principally in Canada. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for you to effect service of process within the United States upon us or those persons. Furthermore, it may not be possible for you to enforce against us or those persons in the United States, judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.  Therefore, it may not be possible to enforce those actions against us, certain of our directors and officers or the experts named in this prospectus.

We will have broad discretion in the use of the net proceeds of an offering of our securities and may not use them to effectively manage our business.

While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, we will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our securities, including the market value of our Common Shares, and may increase our losses.

We do not intend to pay dividends in the foreseeable future.

We have never declared nor paid any dividends on our Common Shares. We intend, for the foreseeable future, to retain our future earnings, if any, to finance our exploration and development activities. The payment of future dividends, if any, will be reviewed periodically by our Board and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our exploration activities, development and growth, and other factors that our Board may consider appropriate in the circumstance.

We may be treated as a “passive foreign investment company” under the U.S. Internal Revenue Code, which could result in adverse U.S. federal income tax consequences for U.S. investors.

U.S. investors in our Common Shares should be aware that they could be subject to certain adverse U.S. federal income tax consequences in the event that we are classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The determination of whether we are a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of our income, expenses and assets from time to time and the nature of the activities performed by our officers and employees. Prospective investors in our Common Shares should consult their own tax advisers regarding the likelihood and consequences of the Company being treated as a PFIC for U.S. federal income tax purposes, including the advisability of making certain elections that may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income. We believe we were a PFIC for the 2015 financial year. We expect to be classified as a PFIC for the 2016 financial year and may also be treated as a PFIC in some or all subsequent years.

There is no assurance of a sufficient liquid trading market for the Company’s Common Shares in the future.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX or the NYSE or achieve listing on any other public listing exchange.

There is currently no market through which our securities, other than our Common Shares, may be sold.

There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our preferred shares, debt securities, subscription receipts, units, warrants or share purchase contracts will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell preferred shares, debt securities, subscription receipts, units, warrants or share purchase contracts purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

The debt securities will be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The debt securities will be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities. See “Description of Debt Securities”.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for working capital requirements and for exploration and development of the Company’s mineral properties.

As the Company currently has no operating revenue, it experienced a negative operating cash flow for the year ended December 31, 2015 and it expects to experience a negative operating cash flow for the 2016 financial year. In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities (including debt securities). More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

CONSOLIDATED CAPITALIZATION

Since December 31, 2015, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share and loan capital other than the Shelf Prospectus Offering. See “The Company–2016 Developments–Shelf Prospectus Offering”. Information relating to any issuances of our Common Shares within the previous twelve month period will be provided as required in a prospectus supplement under the heading “Prior Sales”.

PRIOR SALES

Information in respect of our Common Shares that we issued within the previous twelve month period, Common Shares that we issued upon the exercise of options, share units or deferred share units granted under our equity incentive plans, and in respect of such equity securities exercisable or convertible into Common Shares that we granted under such equity incentive plans, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the TSX and the NYSE under the symbol “PVG”.  Trading price and volume of the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If we offer debt securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As of the date of this short form prospectus, we had 177,704,660 Common Shares and nil preferred shares of any series issued and outstanding. In addition, as of the date of this prospectus supplement, there were 8,570,450 Common Shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $9.13 and no outstanding Common Share purchase warrants.

Common Shares

All of our Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of our Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote). Each Common Share carries the right to one vote. In the event of the liquidation, dissolution or winding-up of the Company, the holders of our Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the payment by the Company of all of its liabilities. The holders of our Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares, subject to the rights of holders of other classes ranking in priority to our Common Shares with respect to the payment of dividends, on a pro rata basis. Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in our articles and in the BCBCA. See “Risk Factors”.

Dividend Policy

We have not paid any dividends to date on our Common Shares. We do not currently expect to pay any dividends on our Common Shares for the foreseeable future.

Preferred Shares

We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our Board, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities, “we”, “us”, “our” or “Pretium” refer to Pretium Resources Inc., but not to our subsidiaries. This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the BCBCA. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture once it has been entered into and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may also issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

•	the title of the debt securities;
•	the aggregate principal amount of the debt securities;
•	the percentage of principal amount at which the debt securities will be issued;
•	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;
•	whether the payment of the debt securities will be guaranteed by any other person;
•
the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

•
whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;
•
whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•
whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;
•
the denominations in which we will issue any registered debt securities, if other than denominations of U.S.$2,000 and any multiple of U.S.$l,000 in excess thereof and, if other than denominations of U.S.$5,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our Common Shares or other property;
•	whether payments on the debt securities will be payable with reference to any index or formula;

•	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;
•	whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;
•
the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

•	any changes or additions to events of default or covenants;
•	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;
•	whether the holders of any series of debt securities have special rights if specified events occur;
•	any mandatory or optional redemption or sinking fund or analogous provisions;
•	the terms, if any, for any conversion or exchange of the debt securities for any other securities;
•	rights, if any, on a change of control;
•	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and
•
any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof and unregistered securities will be issuable in denominations of U.S.$5,000 and integral multiples of U.S.$5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•
issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•
register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•
exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

•
issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•
we are the surviving person, or the resulting, surviving or transferee person, if other than us or a co-issuer, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

•	the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and
•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Provision of Financial Information

We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

•	within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and
•
within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a company with securities listed on the TSX, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Notwithstanding the foregoing, to the extent permitted by the indenture, we will be deemed to have filed such reports referred to above with the trustee if we have filed or furnished such reports with the SEC via the EDGAR filing system and such reports are publically available.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;
•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;
•	we fail to make any required sinking fund or analogous payment for that series of debt securities;
•
we fail to observe or perform any of the covenants described in the section “Description of Debt Securities — Merger, Amalgamation or Consolidation” as may be amended or supplemented by the applicable prospectus supplement for a period of 30 days;

•
we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

•
a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to the applicable prospectus supplement or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of U.S.$5,000,000 and 2% of our shareholders’ equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such other indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

•	certain events involving our bankruptcy, insolvency or reorganization; and
•	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

•	the entire principal and interest and premium, if any, of the debt securities of the series; or
•	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;
•
the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•
the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the debt securities of that series; or
•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

•
an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•
an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•
no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and
•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;
•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;
•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;
•	change the place or currency of any payment;
•	adversely affect the holder’s right to require us to repurchase the debt securities at the holder’s option;
•	impair the right of the holders to institute a suit to enforce their rights to payment;
•	adversely affect any conversion or exchange right related to a series of debt securities;
•	reduce the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or
•	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;
•	add covenants or surrender any right or power for the benefit of holders;
•	add events of default;

•
provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the forms of the debt securities;
•	appoint a successor trustee under the indenture;
•	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;
•
cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or
•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

In connection with the indenture, we will designate and appoint Puglisi & Associates, 850 Liberty Avenue, Suite 204, Newark, Delaware 19711 as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of some of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the applicable prospectus supplement for warrants supplementing this prospectus, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after we have entered into it.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;
•	the price at which the equity warrants will be offered;
•	the currency or currencies in which the equity warrants will be offered;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•
the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

•
the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

•	whether we will issue fractional shares;
•	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;
•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;
•	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;
•	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;
•	material U.S. and Canadian federal income tax consequences of owning the equity warrants; and
•	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of debt warrants;
•	the price at which the debt warrants will be offered;
•	the currency or currencies in which the debt warrants will be offered;
•	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;
•	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;
•
the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	the minimum or maximum amount of debt warrants that may be exercised at any one time;
•	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;
•	material U.S. and Canadian federal income tax consequences of owning the debt warrants; and
•	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

Pretium may issue units, which may consist of one or more Common Shares, warrants or any combination of securities as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

•	the designation and aggregate number of units being offered;
•	the price at which the units will be offered;
•	the designation, number and terms of the securities comprising the units and any agreement governing the units;
•	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;
•	whether we will apply to list the units on any exchange;
•	material U.S. and Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and
•	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after it has entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of subscription receipts being offered;
•	the price at which the subscription receipts will be offered;
•
the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•
the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof;

•	the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;
•	the identity of the Escrow Agent;
•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
•
if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

•
procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of Pretium to purchase the subscription receipts in the open market by private agreement or otherwise;
•	whether we will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;
•	whether we will issue the subscription receipts as bearer securities, as registered securities or both;
•
provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Pretium securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether we will apply to list the subscription receipts on any exchange;
•	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and
•	any other material terms or conditions of the subscription receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of Pretium. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

The foregoing summary of certain of the principal provisions of the securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable prospectus supplement under which any securities are being offered.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of Common Shares or preferred shares, as applicable, at a future date or dates, and including by way of instalment.

The price per Common Share or preferred share and the number of Common Shares or preferred shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, preferred shares or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the Common Shares or preferred shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of Pretium. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares or preferred shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

New Issue

We may issue our securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or other placement agents;
•	the number and the purchase price of, and form of consideration for, our securities;
•	any proceeds to us; and
•	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be “at the market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an “at the market distribution” as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an offering of our securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of our securities, other than an “at the market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

AGENT FOR SERVICE OF PROCESS

Christopher Noel Dunn and Peter Birkey, directors of the Company, and Tom S.Q. Yip, Chief Financial Officer of the Company, reside outside of Canada. Each has appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent
Christopher Noel Dunn, Tom S.Q. Yip and Peter Birkey	Pretium Resources Inc. Suite 2300 – 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1L4, Canada

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, with respect to matters of United States law. The partners and associates of Blake, Cassels & Graydon LLP as a group beneficially own, directly or indirectly, less than one percent of the outstanding securities of the Company.

SCIENTIFIC AND TECHNICAL INFORMATION

Certain scientific and technical information relating to the Brucejack Project contained in this short form prospectus and the documents incorporated by reference herein, is derived from, and in some instances is an extract from the Brucejack Technical Report, prepared by David Ireland, C.Eng., P.Eng., Lynn Olssen, MAusIMM (CP), John Huang, Ph.D., P.Eng., Pierre Pelletier, P.Eng., Hamish Weatherly, M.Sc., P.Geo., Harvey Wayne Stoyko, P.Eng., Sabry Abdel Hafez, Ph.D., P.Eng., Colm Keogh, P.Eng., Catherine Schmid, M.Sc., P.Eng., Brent McAfee, P.Eng., Michael Chin, P.Eng., Brian Gould, P.Eng., Michael Wise, P.Eng., Paul Greisman, Ph.D., P.Eng., Wayne E. Scott, P.Eng., Ali Farah, P.Eng., George Zazzi, P.Eng., Trevor Crozier, M.Eng., P.Eng. and Sharon Blackmore, M.Sc., P.Geo., each a “qualified person” for the purposes of NI 43-101. The Brucejack Technical Report has been filed with the Canadian securities regulatory authorities and is available electronically on the SEDAR website located at www.sedar.com under Pretium’s SEDAR profile. Reference should be made to the full text of the Brucejack Technical Report for a complete description of the assumptions, qualifications, references, reliances and procedures associated with the information in the Brucejack Technical Report. See “Interests of Experts”.

Certain scientific and technical information contained in this short form prospectus and the documents incorporated by reference herein, including the capital cost estimate update and updated project economic metrics contained in the 2016 Cost Update, has been reviewed, approved and verified by Mr. Kenneth C. McNaughton, M.A.Sc., P.Eng., our Vice President and Chief Exploration Officer or Ian I. Chang M.A.Sc., P.Eng., our Vice President, Project Development, each of whom is a “qualified person” as defined in NI 43-101.

INTEREST OF EXPERTS

Each of the authors of the technical and scientific information referred to above under “Scientific and Technical Information” is a “qualified person” for the purposes of NI 43-101. Each qualified person, as applicable, has reviewed certain scientific and technical information relating to the Brucejack Project contained or incorporated by reference in this short form prospectus or has supervised the preparation of information upon which such scientific and technical information is based as detailed in the Brucejack Technical Report and the 2016 Cost Update.

None of the experts named in the foregoing section held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of the Company or one of the Company’s associates or affiliates, other than Mr. Kenneth C. McNaughton, M.A.Sc., P.Eng., who is a shareholder of the Company and holds 480,500 Common Shares (approximately 0.3% of the outstanding securities of the Company), 860,000 options to purchase Common Shares and 60,000 restricted share units and Ian I. Chang M.A.Sc., P.Eng., who holds 2,553 Common Shares (approximately 0.001% of the outstanding securities of the Company), 195,000 options to purchase Common Shares and 25,000 restricted share units

Neither the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company, other than Mr. Kenneth C. McNaughton, M.A.Sc., P.Eng., who is our Vice President and Chief Exploration Officer and Ian I. Chang M.A.Sc., P.Eng., who is our Vice President, Project Development.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Professional Accountants, of Vancouver, British Columbia. PricewaterhouseCoopers LLP is independent from the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of PCAOB Rule 3520, Auditor Independence.

The transfer agent and registrar for the Common Shares in Canada is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces and territories of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces and territories of Canada through SEDAR and any document we file with, or furnish to, the SEC at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Sections 160 to 163 of the Business Corporations Act (British Columbia) provide as follows:

160 Subject to section 163, a company may do one or both of the following:

(a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

161 Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

(a) has not been reimbursed for those expenses, and

(b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

162 (1) Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2) A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

163 (1) A company must not indemnify an eligible party under section 160 (a) or pay the expenses of an eligible party under section 160 (b), 161 or 162 if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

(2) If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

(a) indemnify the eligible party under section 160 (a) in respect of the proceeding;

(b) pay the expenses of the eligible party under section 160 (b), 161 or 162 in respect of the proceeding.

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Part 20 of our Articles contain the following provisions with respect to the protection and indemnification of our directors and officers:

“Indemnification

20.1 Definitions.  In this Part 20:

(a) “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b) “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director of the Company or an affiliate of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company or an affiliate of the Company:

(i) is or may be joined as a party; or

(ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c) “expenses” has the meaning set out in the Business Corporations Act;

20.2 Mandatory Indemnification of Directors and Former Directors. Subject to the Business Corporations Act, the Company must indemnify and advance expenses of a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3 Indemnification of Other Persons.  Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4 Non-Compliance with Business Corporations Act. The failure of a director or former director of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5 Company May Purchase Insurance.  The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a) is or was a director, officer, employee or agent of the Company;

(b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.”

We maintain Directors’ and Officers’ Liability and Fiduciary Liability insurance which protect us and individual directors and officers against claims made, provided they acted in good faith on our behalf, subject to policy restrictions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

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EXHIBITS

Exhibit Number	Description

4.1
Annual Information Form for the year ended December 31, 2015, dated March 28, 2016 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2016 (File No. 001-35393)).

4.2
Audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, including the notes thereto, together with the auditor’s report thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2016 (File No. 001-35393)).

4.3
Management’s Discussion and Analysis of the audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2016 (File No. 001-35393)).

4.4
Unaudited condensed consolidated interim financial statements as at and for the three month periods ended March 31, 2016 and 2015, including the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on May 13, 2016 (File No. 001-35393)).

4.5
Management’s Discussion and Analysis of the unaudited condensed consolidated interim financial statements as at and for the three month period ended March 31, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on May 13, 2016 (File No. 001-35393)).

4.6
Management information circular dated April 12, 2016, distributed in connection with our annual general and special meeting of shareholders held on May 12, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on April 22, 2016 (File No. 001-35393)).

4.7
Material change report dated April 22, 2016, announcing that the board of directors of the Registrant had adopted a shareholder rights plan to replace the expired shareholder rights plan, subject to shareholder and TSX approval (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on April 22, 2016 (File No. 001-35393)).

4.8
Material change report dated April 5, 2016, announcing that the Registrant had closed a non-brokered private placement of 3,539,755 Common Shares (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on May 2, 2016 (File No. 001-35393)).

4.9
Material change report dated March 2, 2016 announcing that the Registrant had: i) filed a preliminary prospectus supplement dated February 22, 2016, ii) filed a final prospectus supplement dated February 23, 2016 and entered into an underwriting agreement with a syndicate of underwriters dated February 23, 2016, and (iii) closed the previously announced financing of 28,384,000 Common Shares at a price of US$4.58 per Common Share (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on March 7, 2016 (File No. 001-35393)).

4.10
Material change report dated February 17, 2016 providing an updated construction cost and working capital cost estimate for the Brucejack Project of US$696,800,000 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on February 17, 2016 (File No. 001-35393)).

5.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountant.
5.2**	Consent of Tetra Tech
5.3**	Consent of Snowden Mining Industry Consultants Inc.
5.4**	Consent of AMC Mining Consultants (Canada) Ltd.
5.5**	Consent of ERM Rescan
5.6**	Consent of BGC Engineering Inc.
5.7**	Consent of Alpine Solutions Avalanche Services
5.8**	Consent of Valard Construction
5.9**	Consent of Ian I Chang M.A.Sc., P.Eng.
5.10**	Consent of Kenneth C. McNaughton, M.A.Sc., P.Eng.
6.1**	Powers of Attorney.
7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-10/A (File No. 333-197304) filed with the Commission on July 17, 2014).

*            Filed herewith.
**         Previously filed

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.                      Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Registration Statement on Form F-10 or to transactions in said securities.

Item 2.                      Consent to Service of Process

(a)       Concurrent with the filing of the Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)       Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on the 20th day of May, 2016.

PRETIUM RESOURCES INC.

By:	/s/ Robert A. Quartermain
	Name:	Robert A. Quartermain
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 20, 2016.

Signature	Title

*	Chief Executive Officer and Director
Robert A. Quartermain	(Principal executive officer)

*	Chief Financial Officer
Tom S.Q. Yip	(Principal financial officer and principal accounting officer)

*	Director
Nicole Adshead-Bell

*	Director
Peter Birkey

*	Director
Christopher Noel Dunn

*	Director
Ross Mitchell

/s/ Joseph J. Ovsenek	Director
Joseph J. Ovsenek

*	Director
George Paspalas

*	Director
Shaoyang Shen

* By:	/s/ Joseph J. Ovsenek	Attorney-in-Fact
Joseph J. Ovsenek

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Pretium Resources Inc. in the United States, on the 20th day of May, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description

4.1
Annual Information Form for the year ended December 31, 2015, dated March 28, 2016 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2016 (File No. 001-35393)).

4.2
Audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, including the notes thereto, together with the auditor’s report thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2016 (File No. 001-35393)).

4.3
Management’s Discussion and Analysis of the audited consolidated financial statements for the fiscal years ended December 31, 2015 and 2014 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 28, 2016 (File No. 001-35393)).

4.4
Unaudited condensed consolidated interim financial statements as at and for the three month periods ended March 31, 2016 and 2015, including the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on May 13, 2016 (File No. 001-35393)).

4.5
Management’s Discussion and Analysis of the unaudited condensed consolidated interim financial statements as at and for the three month period ended March 31, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on May 13, 2016 (File No. 001-35393)).

4.6
Management information circular dated April 12, 2016, distributed in connection with our annual general and special meeting of shareholders held on May 12, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on April 22, 2016 (File No. 001-35393)).

4.7
Material change report dated April 22, 2016, announcing that the board of directors of the Registrant had adopted a shareholder rights plan to replace the expired shareholder rights plan, subject to shareholder and TSX approval (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on April 22, 2016 (File No. 001-35393)).

4.8
Material change report dated April 5, 2016, announcing that the Registrant had closed a non-brokered private placement of 3,539,755 Common Shares (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on May 2, 2016 (File No. 001-35393)).

4.9
Material change report dated March 2, 2016 announcing that the Registrant had: i) filed a preliminary prospectus supplement dated February 22, 2016, ii) filed a final prospectus supplement dated February 23, 2016 and entered into an underwriting agreement with a syndicate of underwriters dated February 23, 2016, and (iii) closed the previously announced financing of 28,384,000 Common Shares at a price of US$4.58 per Common Share (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Commission on March 7, 2016 (File No. 001-35393)).

4.10
Material change report dated February 17, 2016 providing an updated construction cost and working capital cost estimate for the Brucejack Project of US$696,800,000 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K furnished to the Commission on February 17, 2016 (File No. 001-35393)).

5.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accountant.
5.2**	Consent of Tetra Tech
5.3**	Consent of Snowden Mining Industry Consultants Inc.
5.4**	Consent of AMC Mining Consultants (Canada) Ltd.
5.5**	Consent of ERM Rescan
5.6**	Consent of BGC Engineering Inc.
5.7**	Consent of Alpine Solutions Avalanche Services
5.8**	Consent of Valard Construction
5.9**	Consent of Ian I Chang M.A.Sc., P.Eng.
5.10**	Consent of Kenneth C. McNaughton, M.A.Sc., P.Eng.
6.1**	Powers of Attorney.
7.1	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Registration Statement on Form F-10/A (File No. 333-197304) filed with the Commission on July 17, 2014).

*            Filed herewith.
**         Previously filed